UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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Drew Industries Incorporated
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DREW INDUSTRIES INCORPORATED

200 Mamaroneck Avenue
White Plains, New York 10601

Notice of Annual Meeting of Stockholders
to be held May 19, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DREW INDUSTRIES INCORPORATED (the “Company”) will be held at The Renaissance Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas 75207 on May 19, 2010 at 9:00 A.M., for the following purposes:

(1)	To elect a Board of eight Directors;

(2)	To reapprove the performance criteria under the Drew Industries Incorporated 2002 Equity Award and Incentive Plan;

(3)	To ratify the selection of KPMG LLP as independent auditors for the Company for the year ending December 31, 2010; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Holders of record of the Company’s Common Stock at the close of business on the 23rd day of March, 2010 shall be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

A list of all stockholders entitled to vote at the meeting will be available for inspection for the ten days prior to the meeting at the office of the Company and will be available for inspection at the time of the meeting, at the place thereof.

By Order of the Board of Directors LEIGH J. ABRAMS Chairman of the Board of Directors

Dated: April 6, 2010
White Plains, N.Y.

NOTICE TO HOLDERS OF COMMON STOCK

IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD SO THAT YOU WILL BE REPRESENTED.
A POST-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU ARE VOTING OVER THE INTERNET, PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2010.

THIS PROXY STATEMENT AND OUR 2009 ANNUAL REPORT TO STOCKHOLDERS, INCLUDING OUR 2009 ANNUAL REPORT ON FORM 10-K, ARE AVAILABLE AT
HTTP://WWW.PROXYVOTE.COM.

DREW INDUSTRIES INCORPORATED

200 Mamaroneck Avenue
White Plains, New York 10601

PROXY STATEMENT

The accompanying Proxy is solicited by the Board of Directors of Drew Industries Incorporated, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at The Renaissance Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas 75207 on May 19, 2010 at 9:00 A.M., or any adjournment or postponement thereof, at which holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at the close of business on March 23, 2010 (the “Record Date”) shall be entitled to vote on all matters considered at the meeting.

The cost of solicitation by the Company, including postage, printing and handling, and the expenses incurred by brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal solicitation. Management may also use the services of directors and employees of the Company to solicit Proxies, without additional compensation.

All validly completed and executed Proxies received by the Company (whether by mail or via the Internet) in time for the Annual Meeting will be voted for the Directors named in Proposal 1 in the manner indicated on the proxies and, if no contrary instructions are indicated, “FOR” Proposals 2 and 3. If specific instructions are indicated, the Proxies will be voted in accordance with such instructions. Each Proxy executed and returned by holders of the Common Stock may be revoked at any time thereafter, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. A Proxy may be revoked by giving written notice of revocation to the Secretary of the Company or to any of the other persons named as proxies, or by giving a Proxy with a later date, or by attending the Annual Meeting and voting in person. This Proxy Statement and the form of Proxy solicited from holders of the Common Stock are expected to be sent or given to stockholders on or about April 6, 2010.

If you hold shares of the Company’s Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day until 11:59 P.M., Eastern Time, on May 18, 2010. You will be able to confirm that your instructions have been properly recorded. If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet voting also will be available to stockholders owning shares held in “street name”. If you vote via the Internet, you do not need to return your proxy card.

The Annual Report to Stockholders of the Company for the year ended December 31, 2009 together with this Proxy Statement is being mailed to each stockholder of record who requested paper copies of these materials.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS) IS PART OF THE ANNUAL REPORT TO STOCKHOLDERS WHICH ACCOMPANIES THIS PROXY STATEMENT. ADDITIONAL COPIES WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 200 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10601, TELEPHONE (914) 428-9098, E-MAIL DREW@DREWINDUSTRIES.COM. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH LINKS ON THE COMPANY’S WEBSITE WWW.DREWINDUSTRIES.COM AND AT WWW.PROXYVOTE.COM.

THE COMPANY

The Company was incorporated under the laws of Delaware on March 20, 1984. The Company’s principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 428-9098; website: www.drewindustries.com; e-mail: drew@drewindustries.com. Note that the information located on our website, whether or not referred to in this Proxy Statement, is not incorporated by reference into this Proxy Statement.

VOTING SECURITIES

The Company’s Common Stock trades on the New York Stock Exchange (“NYSE”) under the symbol “DW”.

Voting

Stockholders of record will be entitled to one vote on each matter for each share of Common Stock held on the Record Date. A majority of the outstanding shares of Common Stock must be present or represented by proxy at the meeting in order to have a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum.

In the election of directors, Proposal 1, the eight nominees receiving the highest number of affirmative votes will be elected.

Proposal 2, relating to the 2002 Plan, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the meeting.

Proposal 3, relating to the independent auditors, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the meeting.

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under NYSE rules, the organization that holds your shares may generally vote your shares on routine matters but cannot vote your shares on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote”.

The election of directors (Proposal 1) is considered non-routine. A broker or other nominee cannot vote your shares without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1. Reapproval of performance criteria under the 2002 Plan (Proposal 2) and ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2010 (Proposal 3) are considered routine. A broker or other nominee may vote your shares on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposals 2 and 3.

Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. Therefore, broker non-votes and abstentions have no effect on Proposal 1 relating to the election of directors. In the case of Proposal 2, relating to the reapproval of performance criteria under the 2002 Plan, and Proposal 3, relating to ratification of the appointment of KPMG LLP, broker non-votes and abstentions are not considered in determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting. Approval of Proposals 2 and 3 also requires the affirmative vote of a majority of the shares necessary to constitute a quorum. Therefore, broker non-votes and abstentions could prevent the approval of these Proposals because they do not count as affirmative votes.

In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of Common Stock as of the Record Date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and, if possible, broker non-votes.

Recommendations of the Board of Directors

The Board of Directors recommends that you vote FOR each of the nominees for the Board of Directors (Proposal 1), FOR reapproval of the performance criteria under the 2002 Plan (Proposal 2), and FOR ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010 (Proposal 3).

Principal Holders of Voting Securities

Set forth below is information with respect to each person known to the Company on March 23, 2010 to be the beneficial owner of more than five percent of any class of the Company’s voting securities, which consists of Common Stock only (including options which are exercisable within 60 days):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percent of Class

Columbia Wanger Asset Management, LP(1) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,148,600(2)	9.5%

Edward W. Rose, III(1) 2100 McKinney – Suite 1780 Dallas, TX 75201	2,088,545(3)	9.2%

T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	1,844,000(2)	8.1%

Royce & Associates, LLC(1) 745 Fifth Avenue New York, NY 10151	1,681,691(2)	7.4%

BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	1,669,806(2)	7.4%

First Manhattan Bank Co. 437 Madison Avenue New York, NY 10222	1,484,586(2)	6.5%

(1)	The person named has sole voting and investment power with respect to such shares.
(2)	As of December 31, 2009.
(3)	See “Voting Securities – Security Ownership of Certain Beneficial Owners and Management”.

To the knowledge of the Company, other than persons acting as nominees or custodians for various stock brokerage firms and banks, which persons do not have beneficial ownership of the Common Stock, no other person owns of record or beneficially more than five percent of the voting securities of the Company.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information with respect to beneficial ownership at March 23, 2010 of the Common Stock (including options which are exercisable within 60 days) by each Director, each of whom is a nominee for election, and by all Directors and Executive Officers of the Company as a group, including the executive officers named in the Summary Compensation Table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percent of Class

Edward W. Rose, III, Director(1)	2,088,545(2)	9.2%

Leigh J. Abrams, Director(1)	273,279(3)	1.2%

Fredric M. Zinn, Director and Executive Officer(1)	100,380(4)	0.4%

Jason D. Lippert, Director and Executive Officer	149,853(5)	0.7%

Scott T. Mereness, Executive Officer	34,600(6)	0.2%

Joseph S. Giordano III, Executive Officer	19,800(7)	0.1%

James F. Gero, Director(1)	187,493(8)	0.8%

Frederick B. Hegi, Jr., Director.	105,958(9)	0.5%

David A. Reed, Director	46,311(10)	0.2%

John B. Lowe, Jr., Director	42,606(11)	0.2%

All Directors and Executive Officers as a group (12 personsincluding the above-named. Persons in the group who are not directors, nominees or named executive officers, and who own individually less than 1%, are not listed)	3,079,025(12)	13.6%

(1)
Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on May 31, 1989, the persons indicated, together with certain other persons, jointly filed a single Schedule 13-D Statement (as amended) with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

(2)
Mr. Rose has sole voting and dispositive power with respect to the shares owned by him. Excludes deferred stock units representing 40,883 shares granted to Mr. Rose in lieu of cash compensation in payment of director’s fees which are not issuable within 60 days. Includes 196,000 shares owned by Cardinal Investment Company, Inc. Profit Sharing Plan, of which Mr. Rose is Trustee. Mr. Rose is the sole stockholder of Cardinal Investment Company, Inc. Excludes 200,000 shares of Common Stock held in trusts for the benefit of members of Mr. Rose’s immediate family. Mr. Rose’s wife has sole voting and investment power with respect to an additional 27,840 shares owned by her of record, which are also excluded. Mr. Rose disclaims any beneficial interest in such shares. In December 2004, Mr. Rose was granted an option to purchase 10,000 shares of Common Stock at $16.15 per share; in December 2005, 2006 and 2007, Mr. Rose was granted options to purchase 7,500 shares at $28.71, $26.39 and $28.09 per share, respectively; and in December 2008 and November 2009, Mr. Rose was granted options to purchase 12,500 shares at $14.22 per share and 7,500 shares at $20.99 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned. See “Voting Securities – Principal Holders of Voting Securities”.

(3)
Mr. Abrams has sole voting and dispositive power with respect to such shares. In November 2005, 2007, 2008 and 2009, Mr. Abrams was granted options to purchase, respectively, 25,000 shares at $28.33 per share, 20,000 shares at $32.61 per share, 20,000 shares at $11.59 per share, and 11,400 shares at $20.99 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(4)
Mr. Zinn shares voting and dispositive power with respect to 58,944 of such shares with his wife, and has sole voting and dispositive power with respect to 12,800 of such shares. Excludes deferred stock units representing 34,478 shares granted to Mr. Zinn in lieu of cash compensation which are not issuable within 60 days. Includes 2,636 shares owned of record by Mr. Zinn’s son. Mr. Zinn disclaims any beneficial interest in such shares. In November 2005, 2007, 2008 and 2009, Mr. Zinn was granted options to purchase, respectively, 20,000 shares at $28.33 per share, 15,000 shares at $32.61 per share, 20,000 shares at $11.59 per share, and 16,000 shares at $20.99 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(5)
Mr. Lippert has sole voting and dispositive power with respect to such shares. Mr. Lippert was granted the following options to purchase shares of Common Stock: in November 2004, 15,000 shares at $16.155 per share, of which 3,000 have been exercised; in November 2005, 25,000 shares at $28.33 per share; in November 2007, 20,000 shares at $32.61 per share; in November 2008, 30,000 shares at $11.59 per share, of which 7,000 have been exercised, and in November 2009, 16,000 shares at $20.99 per share. All shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(6)
Mr. Mereness has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 19,744 shares granted to Mr. Mereness in lieu of cash compensation which are not issuable within 60 days. In November 2005, 2007, 2008 and 2009, Mr. Mereness was granted options to purchase, respectively, 20,000 shares at $28.33 per share, 20,000 shares at $32.61 per share, 23,000 shares at $11.59 per share, and 12,000 shares at $20.99 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(7)
Mr. Giordano has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 6,113 shares granted to Mr. Giordano in lieu of cash compensation which are not issuable within 60 days. Mr. Giordano was granted the following options to purchase shares of Common Stock: in November 2005, 15,000 shares at $28.33 per share; in November 2007, 12,000 shares at $32.61 per share; in November 2008, 10,000 shares at $11.59 per share, and in November 2009, 10,000 shares at $20.99 per share. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(8)
Mr. Gero shares voting and dispositive power with respect to such shares with his wife. In December 2004, Mr. Gero was granted an option to purchase 10,000 shares of Common Stock at $16.15 per share; in December 2005, 2006 and 2007, Mr. Gero was granted options to purchase 7,500 shares at $28.71, $26.39 and $28.09 per share, respectively; and in December 2008 and November 2009, Mr. Gero was granted options to purchase 12,500 shares at $14.22 per share, and 7,500 shares at $20.99 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(9)
Mr. Hegi has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 19,066 shares granted to Mr. Hegi in lieu of cash compensation in payment of director’s fees which are not issuable within 60 days. In December 2004, Mr. Hegi was granted an option to purchase 10,000 shares of Common Stock at $16.15 per share; in December 2005, 2006 and 2007, Mr. Hegi was granted options to purchase 7,500 shares at $28.71, $26.39 and $28.09 per share, respectively; and in December 2008 and November 2009, Mr. Hegi was granted options to purchase 12,500 shares at $14.22 per share and 7,500 shares at $20.99 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(10)
Mr. Reed has sole voting and dispositive power with respect to such shares. In December 2005, 2006 and 2007, Mr. Reed was granted options to purchase 7,500 shares at $28.71, $26.39 and $28.09 per share, respectively; and in December 2008 and November 2009, Mr. Reed was granted options to purchase 12,500 shares at $14.22 per share and 7,500 shares at $20.99 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(11)
Mr. Lowe has sole voting and dispositive power with respect to such shares. Excludes deferred stock units representing 6,320 shares granted to Mr. Lowe in lieu of cash compensation in payment of director’s fees which are not issuable within 60 days. In December 2005, 2006 and 2007, Mr. Lowe was granted options to purchase 7,500 shares of Common Stock at $28.71, $26.39 and $28.09 per share, respectively; and in December 2008 and November 2009, Mr. Lowe was granted options to purchase 12,500 shares at $14.22 per share and 7,500 shares at $20.99 per share, respectively. Although no part of such options has been exercised, all shares subject to such options which are exercisable within 60 days are included in the above table as beneficially owned.

(12)	Includes 372,800 shares of Common Stock subject to options which are exercisable within 60 days.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the NYSE. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on its review of the copies of such forms received by it, the Company believes that during 2009 all such filing requirements applicable to its officers and directors (the Company not being aware of any 10 percent holder during 2009 other than Edward W. Rose, III and Royce & Associates, LLC) were complied with.

Proposal 1. ELECTION OF DIRECTORS

The Board of Directors currently consists of eight directors. It is proposed to elect a Board of eight directors to serve until the next annual election or until their successors are elected and qualify.

Unless contrary instructions are indicated, the persons named as proxies in the form of Proxy solicited from holders of the Common Stock will vote for the election of the nominees indicated below. All such nominees are presently directors of the Company. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by the Board of Directors. The Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve.

The following table lists the current directors of the Company, each of whom is a nominee proposed by the Board of Directors for election by the holders of the Common Stock, all other positions and offices with the Company presently held by them, and their principal occupations, in each case as furnished by them to the Company. Each of the following nominees was elected to his present term of office at the Annual Meeting of Stockholders held on May 20, 2009.

Name and Age of Nominee	Position	Director Since

Leigh J. Abrams Age 67	Chairman of the Board of Directors	1984

Edward W. Rose, III Age 69	Lead Director	1984

Fredric M. Zinn Age 59	President and Chief Executive Officer, and Director	2008

Jason D. Lippert Age 37	Chairman, President and Chief Executive Officer of Lippert Components, Inc. and Kinro, Inc.,subsidiaries of the Company, and Director	2007

James F. Gero Age 65	Director	1992

Frederick B. Hegi, Jr Age 66	Director	2002

David A. Reed Age 62	Director	2003

John B. Lowe, Jr Age 70	Director	2005

LEIGH J. ABRAMS, was Chief Executive Officer from March 1984 to December 31, 2008 and President until May 2008. Since April 2001, Mr. Abrams has also been a director of Impac Mortgage Holdings, Inc., a publicly-owned specialty finance company organized as a real estate investment trust, and Lead Director of Impac Mortgage Holdings, Inc. since June 2004. Mr. Abrams is a Certified Public Accountant.

Mr. Abrams has particular knowledge of our Company and the industries to which we sell our products, extensive experience with corporate management, governance and strategic planning, accounting and financial acumen, investor relations, and public company board experience.

EDWARD W. ROSE, III, was Chairman of the Board of Directors from March 1984 to December 31, 2008. For more than the past five years, Mr. Rose has been President and sole stockholder of Cardinal Investment Company, Inc., an investment firm. Mr. Rose also served as a director of ACE Cash Express, Inc., a publicly-owned company engaged in check cashing services, until its sale in October 2006. From April 1999 to January 2003, Mr. Rose was a director of TX C.C., Inc., a privately-owned restaurant chain, against which an involuntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code was filed on February 21, 2003 in the U.S. Bankruptcy Court for the Northern District of Texas. A plan of reorganization was confirmed on January 28, 2004. Cardinal Investment Company, Inc., of which Mr. Rose is the sole stockholder, was an indirect General Partner of MJ Designs, L.P., a privately-owned retailer of arts and crafts products, which filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in January 2003 in the U.S. Bankruptcy Court for the Northern District of Texas, later converted to a Chapter 7 liquidation.

Mr. Rose has extensive knowledge and acumen with respect to financial and investment matters, strategic planning, and stock markets, and has public and private company board experience.

FREDRIC M. ZINN, was Executive Vice President from February 2001 to May 2008 and Chief Financial Officer from March 1984 to May 2008. Mr. Zinn is a Certified Public Accountant.

Mr. Zinn has particular knowledge of our Company and the industries to which we sell our products, extensive experience with corporate management, acquisitions, strategic planning, and investor relations, and has accounting and financial acumen.

JASON D. LIPPERT, was Executive Vice President and Chief Operating Officer of Lippert Components, Inc., from May 2000 until February 2003, and served as Regional Director of Operations of Lippert Components, Inc., from 1998 until 2000. Mr. Lippert has been Chairman of Lippert Components, Inc. since January 2007, and Chairman of Kinro, Inc. since January 2009.

Mr. Lippert has particular knowledge of the industries to which we sell our products, as well as extensive experience with strategic planning, acquisitions, marketing, manufacturing, and sales of our products.

JAMES F. GERO, is a private investor. Mr. Gero also serves as Chairman of the Board of Orthofix International, N.V., a publicly-owned international supplier of orthopedic devices for bone fixation and stimulation, and as a director of Intrusion.com, Inc., a publicly-owned supplier of security software.

Mr. Gero has extensive experience with respect to corporate management and leadership, strategic planning, and compensation matters, and has public company board experience.

FREDERICK B. HEGI, JR., is a founding partner of Wingate Partners, a private equity firm, including the indirect general partner of each of Wingate Partners L.P. and Wingate Partners II, L.P. Since May 1982, Mr. Hegi has served as President of Valley View Capital Corporation, a private investment firm. Mr. Hegi is a director of Texas Capital Bancshares, Inc., a publicly-owned regional bank; and is Chairman of the Board of United Stationers, Inc., a publicly-owned wholesale distributor of business products. From 1986 until its sale in 2007, Mr. Hegi was a director of Lone Star Technologies, Inc., a diversified publicly-owned company engaged in the manufacture of tubular products. From 1999 to 2001, Mr. Hegi was Chairman, President and Chief Executive Officer of Kevco, Inc., a publicly-owned distributor of building products to the manufactured housing and recreational vehicle industries, which filed for protection under Chapter 11 of the United States Bankruptcy Code on February 5, 2001, later converted to a Chapter 7 liquidation.

Mr. Hegi has particular knowledge of the industries to which we sell our products, and extensive experience with respect to corporate management and leadership, strategic planning, governance matters, and has public company board experience.

DAVID A. REED, is President of Causeway Capital Management LLC, manager of a family investment partnership. Mr. Reed retired as Senior Vice Chair for Ernst & Young LLP in 2000 where he held several senior U.S. and global operating, administrative and marketing roles in his 26-year tenure with the firm. He served on Ernst & Young LLP’s Management Committee and Global Executive Council from 1991-2000. Mr. Reed is a director of Penson Worldwide, Inc., a publicly-owned company engaged in providing flexible technology-based processing solutions to the investment industry. From 2005 until its sale in 2007, Mr. Reed was a director of Lone Star Technologies, Inc., a diversified publicly-owned company engaged in the manufacture of tubular products.

Mr. Reed has accounting and financial acumen, with particular knowledge of financial reporting and taxation, has been determined to be an “audit committee financial expert” under the SEC’s rules and regulations, and has public company board experience.

JOHN B. LOWE, JR. has been Chairman of TDIndustries, Inc., a national mechanical/electrical/plumbing construction and facility service company, since 1981. From January 1981 to January 2005, Mr. Lowe also served as Chief Executive Officer of TDIndustries. Mr. Lowe is Chairman of the Board of Zale Corporation, a publicly-owned specialty retailer of fine jewelry, and is a director of KDC Platform, LLC, engaged in real estate development. Mr. Lowe also serves on the Board of Trustees of the Dallas Independent School District.

Mr. Lowe has extensive experience with respect to corporate management and leadership, management development, strategic planning, compensation and governance matters, has public and private company board experience, and extensive experience with social responsibility organizations.

Directors of the Company serve until the Company’s next annual meeting of stockholders, and until their successors are elected and qualified. Executive officers serve at the discretion of the Board of Directors. To the knowledge of the Company, no executive officer or director is related by blood, marriage or adoption to any other.

Other Executive Officers

JOSEPH S. GIORDANO III, age 41, not a nominee for election as a director, has been Chief Financial Officer and Treasurer since May 2008. Mr. Giordano was Corporate Controller and Treasurer from May 2003 to May 2008. From July 1998 to August 2002, Mr. Giordano was a Senior Manager at KPMG LLP, and from August 2002 to April 2003, Mr. Giordano was a Senior Manager at Deloitte & Touche LLP. Mr. Giordano is a Certified Public Accountant.

SCOTT T. MERENESS, age 38, not a nominee for election as a director, has been Executive Vice President and Chief Operating Officer of Lippert Components, Inc. since February 2003 and of Kinro, Inc. since February 2010. From 2001 to 2003, Mr. Mereness was Vice President of Operations of Lippert Components, Inc., and from 1999 to 2001 Mr. Mereness was Regional Vice President for Manufactured Housing for Lippert Components, Inc. Mr. Mereness was Vice President of Kinro, Inc. from January 2009 until February 2010.

HARVEY F. MILMAN, age 68, not a nominee for election as a director, has been Vice President-Chief Legal Officer since March 2005. Prior thereto, Mr. Milman was a partner of the firm of Phillips Nizer LLP, counsel to the Company. Mr. Milman has served as Secretary since May 2007, and as Assistant Secretary for more than five years prior thereto.

CHRISTOPHER L. SMITH, age 34, not a nominee for election as a director, has been Corporate Controller since May 2008. Mr. Smith was Assistant Controller from August 2005 to May 2008. From January 2000 to June 2005, Mr. Smith served as Assistant Controller of Key Components, LLC and from August 1997 to January 2000, Mr. Smith was a Senior Associate at Ernst & Young LLP. Mr. Smith is a Certified Public Accountant.

Management and Board Succession

The Company has a management succession plan, as required by the NYSE. The plan is designed to ensure an effective transition of management of our operations to qualified executives upon the retirement of senior executives.

In November 2008, in accordance with the management succession plan, Edward W. Rose, III, Chairman of the Board of Directors since 1984, was appointed Lead Director; Leigh J. Abrams, President from March 1984 until May 2008, and Chief Executive Officer from March 1984 until December 31, 2008, and a Director since 1984, was appointed Chairman of the Board of Directors; and Fredric M. Zinn, Executive Vice President and Chief Financial Officer from 1986 to May 2008, and President and a Director since May 2008, was, in addition to President, appointed Chief Executive Officer. Each of these appointments became effective January 1, 2009.

In addition, in connection with the retirement, effective December 31, 2008, of David L. Webster as Chairman, President and Chief Executive Officer of Kinro, and in accordance with the management succession plan, Jason D. Lippert was appointed to assume responsibility for the operations of Kinro while continuing his duties as Chairman, President and Chief Executive Officer of Lippert Components, and Scott T. Mereness, Chief Operating Officer of Lippert Components, was appointed Vice President of Kinro while continuing his duties as Chief Operating Officer of Lippert Components. Mr. Lippert’s appointment as Chairman, President and Chief Executive Officer of Kinro, and Mr. Mereness’ appointment as Vice President of Kinro, were effective January 1, 2009. In February 2010, Mr. Mereness was appointed Executive Vice President and Chief Operating Officer of Kinro.

Effective May 28, 2008, Joseph S. Giordano III, Corporate Controller and Treasurer of the Company since 2003, was appointed Chief Financial Officer, and will continue to serve as Treasurer, and Christopher L. Smith, Assistant Controller of the Company since 2005, was appointed Corporate Controller.

Corporate Governance and Related Matters

Statement Regarding Corporate Governance

The Company regularly monitors developments in the area of corporate governance, including the Sarbanes-Oxley Act of 2002 and rules promulgated by the SEC and the NYSE. The Company complies with all laws and rules applicable to corporate governance, and has continually implemented “best practices” as the Company deems appropriate to protect and enhance stockholders’ interests.

Board of Directors

The Board is elected annually by the Company’s stockholders, and each director is nominated for election every year. The Company does not have cumulative voting. The Board currently consists of two directors who are employed by the Company, Fredric M. Zinn and Jason D. Lippert; one director, Leigh J. Abrams, who served as Chief Executive Officer from 1984 to December 2008 and who currently serves as Chairman of the Board and renders services to the Company; and five non-employee directors. The non-employee directors are Edward W. Rose, III, James F. Gero, Frederick B. Hegi, Jr., David A. Reed and John B. Lowe, Jr. Neither Messrs. Rose, Gero, Hegi, Reed nor Lowe, nor any members of their immediate families, have any transactions or relationships with the Company or its subsidiaries. Accordingly, the Board has determined that each of these five directors meets the “independence” standards of the NYSE.

In making the determination of independence, the Board applied the following standards, in addition to other relevant facts and circumstances:

•           A director who is an employee, or whose immediate family member is an executive of the Company, is not independent until three years after the end of such employment relationship.

•           A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), generally is not independent until three years after he ceases to receive more than $120,000 per year in such compensation.

•           A director is not independent if (i) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (ii) the director is a current employee of such a firm, (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•           A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•           A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, in each case is not independent until three years after falling below such threshold.

•           A director who is, or whose immediate family member is, an officer, director or trustee of a not-for-profit organization that received contributions from the Company during the organization’s most recent fiscal year equal to or greater than the lesser of $50,000 and 1% of the organization’s total annual donations is not independent.

The independent directors have complete access to, and are encouraged to communicate with, the Company’s Chief Executive Officer and any other executives of the Company. During the year ended December 31, 2009, the Board of Directors held 6 meetings. All directors attended at least 75 percent of the regularly scheduled and special meetings of the Board and the Board committees on which they served, except that due to illness, Edward W. Rose, III was unable to attend three of an aggregate of ten meetings of the Board and Committee on which he serves.

Board members are expected to attend the Company’s annual meetings. At the Company’s 2009 annual meeting, all members of the Board, each of whom were nominees for re-election, were present. It is anticipated that all Board members who are standing for re-election will be present at the 2010 annual meeting.

Leadership Structure

The Company has continuously maintained separate positions for Chairman of the Board and for Chief Executive Officer in order to provide an independent and unbiased level of review and oversight of senior management. Leigh J. Abrams serves as Chairman of the Board and Fredric M. Zinn is Chief Executive Officer.

Lead Director

The Board of Directors has elected a non-management director to serve in a lead capacity (Lead Director) to coordinate the activities of the other non-management directors, and to perform any other duties and responsibilities that the Board of Directors may determine. While the Board will elect a Lead Director annually, it is generally expected that he or she will serve for more than one year. Edward W. Rose, III is expected to be elected to continue to serve as Lead Director effective May 19, 2010.

The role of the Lead Director includes:

•	presiding at executive sessions, with the authority to call meetings of the independent directors;

•	functioning as principal liaison on Board-wide issues between the independent directors and both the Chairman and the CEO;

•	assuring that there is sufficient time for discussion of all items on Board meeting agendas;

•	recommending to the Chairman the retention of outside advisors and consultants who report directly to the Board of Directors; and

•	being available for direct communication from stockholders.

Executive Sessions

The independent directors meet regularly in executive sessions without management. An executive session is held in conjunction with each regularly scheduled Board meeting and is led by the Lead Director. Additional executive sessions may be called by the Lead Director in his discretion or at the request of the Board.

Risk Management Oversight

The Company faces a number of material risks, including financial and operational risks. Accordingly, the Company conducts regular enterprise risk management reviews to identify and assess these risks, and to implement effective plans to manage them. Although the entire Board of Directors is directly involved with risk management functions, the Audit Committee plays a key role. The Company’s Chief Executive Officer and Chief Financial Officer meet regularly with the Audit Committee to discuss risks facing the Company, the status and effectiveness of plans implemented to manage such risks, and new risks as they arise. The Audit Committee regularly reports to the entire Board to apprise the Directors of Management’s efforts in regard to risk management.

Contacting the Board of Directors.

Any stockholder, or other interested party, who wishes to communicate with the Board of Directors, or the Lead Director, or our independent directors as a group, or any member of the Board, may do so electronically by sending an e-mail to drew@drewindustries.com or by writing to any director c/o Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, N.Y. 10601. Communications received electronically or in writing will be distributed to the Chairman, Lead Director or the other members of the Board, as appropriate, depending on the facts and circumstances described in communications received. For example, communications regarding accounting, internal accounting, internal accounting controls and auditing matters generally will be forwarded to the Chairman of the Audit Committee.

Board Committees

The Company has three standing committees of the Board of Directors: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee. All members of each Committee are non-employee directors who meet the independence and experience standards of the NYSE. The Board annually selects the directors who serve on the Committees. Each Committee functions pursuant to a written Charter and written Key Practices adopted by the Board of Directors.

The Company’s Governance Principles, as well as the Charters and Key Practices of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee, in addition to the Company’s Guidelines for Business Conduct and Code of Ethics for Senior Financial Officers, can be accessed on the Company’s website at www.drewindustries.com. A copy of any corporate governance document will be furnished, without charge, upon written request to Secretary, Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, N.Y. 10601. Information on our website is not incorporated by reference into this Proxy Statement.

- Audit Committee

The purpose of the Audit Committee of the Board of Directors is to assist the Board in its oversight of (i) the conduct and integrity of the Company’s financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independence, qualifications and performance of the Company’s independent auditor; (iv) oversight of risk management; and (v) the performance of the Company’s systems of internal control over financial reporting and disclosure controls and procedures, and the Company’s internal audit function. The Committee also prepares an annual report for inclusion in the Company’s Proxy Statement. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent auditor.

The Audit Committee of the Board of Directors currently consists of David A. Reed, James F. Gero, Frederick B. Hegi, Jr. and John B. Lowe, Jr. Mr. Reed serves as Chairman of the Committee and has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC. This Committee held 8 meetings during the year ended December 31, 2009.

- Corporate Governance and Nominating Committee

 The purpose of the Corporate Governance and Nominating Committee of the Board of Directors is to assist the Board in (i) identifying qualified individuals to become Board members; (ii) determining the composition of the Board of Directors and its Committees; (iii) monitoring a process to assess Board effectiveness; (iv) developing and implementing the Company’s corporate governance principles; (v) evaluating potential candidates for executive positions; (vi) overseeing the development of executive succession plans; and (vii) coordinating with the Compensation Committee with respect to compensation of directors.

The Corporate Governance and Nominating Committee currently consists of Frederick B. Hegi, Jr., James F. Gero, David A. Reed and John B. Lowe, Jr. Mr. Hegi serves as Chairman of the Committee. This Committee held 2 meetings during the year ended December 31, 2009.

The Corporate Governance and Nominating Committee considers candidates for Board membership suggested by members of the Committee and other Board members, as well as by Management and stockholders. In this connection, the Committee considers the composition of the Board with respect to experience, balance of professional interests, required expertise and other factors. The Committee uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by Board members or management. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Company’s Governance Principles: (a) should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders; (b) should have an inquisitive and objective perspective, practical wisdom and mature judgment; (c) must be willing to devote sufficient time to carry out his or her duties and responsibilities effectively; (d) should be committed to serving on the Board for an extended period of time; (e) should be prepared to resign in the event of any significant change in his or her personal circumstances which may impair his or her ability to effectively serve on the Board; (f) directors who also serve as CEOs or in equivalent positions should not serve on more than two Boards of public companies in addition to the Company’s Board; and (g) directors who are not CEOs or equivalent should not serve on more than four Boards of public companies in addition to the Company’s Board.

The Committee seeks candidates who have demonstrated exceptional ability and judgment and who can be most effective, in conjunction with other Directors, to collectively serve the long-term interests of our stockholders. The particular experience, qualifications and skills of each nominee described on pages 9 and 10 of this Proxy Statement reflect that our Board, taken as a whole, provides a broad diversity of knowledge of our Company and industry, expertise in finance and investment, competence in accounting and financial reporting, and leadership in business and with socially-responsible organizations.

The Corporate Governance and Nominating Committee met in March 2010 to recommend to the Board each of the nominees for election as directors as set forth herein. Stockholders may recommend a prospective nominee for consideration by the Corporate Governance and Nominating Committee by sending the candidate’s name and qualifications, in writing, to Secretary, Drew Industries Incorporated, 200 Mamaroneck Avenue, White Plains, N.Y. 10601. Recommendations must be received by February 16, 2011 in order for a candidate to be considered for election at the 2011 annual meeting.

- Compensation Committee

 The purpose of the Compensation Committee of the Board of Directors is: (i) to assist the Board in discharging its responsibilities in respect of compensation of the Company’s executive officers; and (ii) to prepare an annual report on executive compensation and a Compensation Discussion and Analysis for inclusion in the Company’s Proxy Statement.

The Compensation Committee currently consists of James F. Gero, Edward W. Rose, III, Frederick B. Hegi, Jr., David A. Reed, and John B. Lowe, Jr. Mr. Gero serves as Chairman of the Committee. This Committee held 4 meetings during the year ended December 31, 2009.

The Compensation Committee is responsible for reviewing the performance and development of the Company’s management in achieving corporate goals, and to ensure that the Company’s senior executives are compensated consistent with the long-term objectives of the Company as well as competitive practices. This Committee provides oversight and guidance in the development of compensation and benefit programs for senior executives of the Company, negotiates the compensation terms for the Company’s Chief Executive Officer, administers the Company’s 2002 Equity Award and Incentive Plan, approves equity awards, and coordinates with the Corporate Governance and Nominating Committee with respect to compensation of directors. The Compensation Committee ratified the compensation, consisting of salary, incentive bonus, discretionary bonus, equity awards and benefits paid in 2009 to the “named executive officers”, and to the two executive officers of the Company who are not named executive officers. See “Compensation Discussion and Analysis”.

Stock Options and Deferred Stock Units

It has been, and will continue to be, the Company’s policy to obtain stockholder approval for any equity-based compensation plans for directors, officers and employees. The Company’s existing equity-based compensation plan was approved by stockholders in May 2002. See “Equity Award and Incentive Plan”.

Employees and Directors Guidelines for Business Conduct

The Company has Guidelines for Business Conduct which all management employees and directors are required to annually sign and to follow in conducting the Company’s business, and a Code of Ethics for Senior Financial Officers governing the conduct of its Chief Executive Officer, the chief executive officer of its subsidiaries, and the financial officers of the Company and its subsidiaries. The Company has established a method, included in its Guidelines for Business Conduct, by which employees can make anonymous and confidential reports about the Company’s accounting practices, internal controls, auditing matters, or any other concerns they may have.

Disclosure Committee

The Company has a Disclosure Committee, which holds regular quarterly meetings, comprised of executive, financial, operating and legal management personnel. The function of the Disclosure Committee is to develop and implement disclosure controls and procedures intended to ensure that information required to be disclosed by the Company in public reports is made available to Management and reported within the specified time periods. Each quarter, the Company’s key management personnel are required to certify in writing whether or not any matters arose that should be considered for disclosure.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors currently consists of David A. Reed, James F. Gero, Frederick B. Hegi, Jr., and John B. Lowe, Jr. (the “Committee”). Mr. Reed serves as Chairman of the Committee and has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC. The Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board, and to issue a report thereon. KPMG LLP is also responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting. As set forth in its Charter, the Committee acts only in an oversight capacity and relies on the work and assurances of management as well as KPMG LLP and other advisors retained by the Company.

The Committee has met and held discussions with management and KPMG LLP. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed with management their assessment of the effectiveness of the Company’s internal controls over financial reporting. The Committee reviewed and discussed with KPMG LLP the consolidated financial statements, and KPMG LLP’s evaluation of the Company’s internal controls over financial reporting. The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended.

The Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with KPMG LLP their independence.

The Committee considered whether non-audit services provided by KPMG LLP are compatible with maintaining their independence. The Committee concluded that non-audit services provided by KPMG LLP during the year ended December 31, 2009, which consisted of tax planning and compliance, and other accounting and audit-related services, were compatible with KPMG LLP’s independence.

Based on the Committee’s discussion with management and KPMG LLP and the Committee’s review of the representations of management and the report of KPMG LLP to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

AUDIT COMMITTEE David A. Reed, Chairman James F. Gero Frederick B. Hegi, Jr. John B. Lowe, Jr.

The foregoing report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

Our executive compensation policy is designed to enable the Company to attract, motivate and retain highly-qualified senior executives (the “named executive officers”) by providing a competitive compensation opportunity based significantly on performance. Our intent is to provide fair and equitable compensation in a way that rewards executives for achieving specified financial goals. Our performance-related awards are structured to link a significant portion of our executives’ total potential compensation to the Company’s performance on both a long-term and short-term basis, to recognize individual contribution, as well as overall business results, and to align executive and stockholder interests.

What We Reward

We seek to motivate key executives by rewarding individual performance primarily with incentive compensation designed to attract and retain executives capable of superior performance.

Our compensation policy has demonstrated over time that sound business decisions by our executives which are in the best interests of the Company are also in the best interests of our stockholders, and ultimately in the best interests of our executives as well. Accordingly, we reward performance in excess of pre-established targets of earnings and return on assets, and we avoid establishing goals that could divert our executives’ attention from the fundamentals of effective and efficient operations.

The pay-for-performance compensation program applicable to our principal executive officer and our other three highest compensated executive officers who are intended to receive performance-based incentive compensation rewards, in part, results which out-perform the industries we serve, and for our CEO, results which also out-perform a designated group of peer companies, in both favorable and unfavorable business conditions.

The following table outlines our compensation criteria and practices, and the reasons for our compensation decisions:

Our compensation criteria and practices	Reasons for our compensation decisions

The Company’s performance compared to performance of the two industries to which we sell our products.	Rewards superior performance in achieving profitability in excess of expectation based on business conditions in the industries we serve.

The Company’s performance measured by current-year earnings compared to prior-year earnings.
Rewards increases in earnings, which benefits the Company and its stockholders. Impacts thresholds for future earnings targets which incentivizes executives to invest in opportunities for long-term growth.

Pre-established earnings target for each year in a three-year measurement period in excess of results anticipated to be achieved for the first year.	Provides goal for substantial improvement in annual earnings.

The Company’s performance measured by return on assets relative to a pre-established target.	Rewards effective asset utilization to increase cash available principally for investment in expansion opportunities, and also reduce risk to asset value.

The Company’s performance measured by long-term return on invested capital relative to a designated peer group.	Incentive for effective long-term strategic planning, and long-term management of assets.

Portion of executives’ incentive compensation payable in long-term deferred stock units (“DSUs”).	Increases long-term equity ownership to align executive and stockholder interests.

Portion of CEO’s incentive compensation payable in DSUs which are subject to forfeiture.	CEO is responsible for achieving long-term goals and establishing strategic direction, and is penalized if goals are not achieved.

Awards of non-qualified stock options (“NSOs”) that vest over five years.	Ensures that executives have a continuing personal interest in the success of the Company, and creates a culture of ownership.

What We Do Not Reward

•
We do not reward sales growth because we believe that growth in sales alone, without consideration of the impact of growth on both short-term and long-term earnings, could be achieved in a manner that does not benefit our business and operations.

•	We do not grant bonuses for increases in the price of our stock because we believe that stock price is frequently the result of market factors beyond executives’ control.

•
We exclude the pre-existing earnings of acquired companies at the date of acquisition from the calculation of the incentive awards paid to our executives by increasing the threshold level of base earnings that are not subject to incentive awards for such executives.

•
We do not directly link the compensation of our Chief Financial Officer to earnings levels because we believe our financial executive should be totally objective in recording and reporting our financial information.

Elements of Compensation

The principal components of our executive compensation program are base salary, performance-based incentive compensation and discretionary bonuses, equity-based awards consisting principally of NSOs and DSUs, and other personal benefits. While the components of compensation are considered separately in this discussion, we take into account the full compensation package provided to each of the named executive officers.

Base Salaries

Based on their business experience, the Compensation Committee established levels of base salary for our senior executives appropriate for their level of responsibility.

Incentive Compensation

Consistent with our emphasis on pay-for-performance compensation programs, in 2002, our Board of Directors adopted, and our stockholders approved, the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (as amended, the “2002 Plan”). The 2002 Plan authorizes the granting of performance-based awards in cash or stock, based on pre-established performance criteria. The 2002 Plan is structured so that our performance-based incentive compensation qualifies for tax treatment that is favorable to us. See Proposal 2 regarding stockholder reapproval of the performance criteria.

Discretionary Bonus

Our Chief Financial Officer receives a discretionary bonus based primarily on the execution of his specific responsibilities. We believe it is not appropriate to provide incentive compensation to our financial executives based on reported levels of earnings.

Long-Term Non-Qualified Stock Options

The NSOs granted to our employees begin to vest one year after they are granted, at the rate of one-fifth at the end of each year. The Company grants options every year at our regular Board and Committee meetings in November, at an exercise price equivalent to the closing market price on the day before the grant. Our regular November meeting date is scheduled almost a year in advance. Accordingly, the granting of options, as well as the exercise price of the options, are determined independent of any general market conditions at that time or intervening Company events which could affect the market price of our stock on that date. The 2002 Plan does not permit re-pricing of our stock options or cancelling outstanding options and replacing them with new options.

Because all NSOs which are granted under the 2002 Plan are granted at market value of the Common Stock, any value which is ultimately realized by the named executive officers through the exercise of NSOs is based entirely on our performance, as perceived by investors in our stock who establish the price for the stock on the open market. To enhance the retention value of our executives, the Compensation Committee requires that certain of the named executive officers hold for at least one year stock received upon exercise of vested stock options, unless the executive already owns a number of shares at least equivalent to the shares to be sold by the executive on exercise of options.

Four of the five current named executive officers have been with the Company substantially their entire professional lives. We do not consider as a limiting factor the level of their equity ownership or the unvested portion of prior awards in granting NSOs. On the contrary, we believe that the greater the extent of their equity interest in the Company, the more closely aligned their personal interests become with the interests of our stockholders.

Long-Term Deferred Stock Units

To encourage our executives’ long-term ownership of the Common Stock of the Company, the 2002 Plan provides for the award of DSUs in lieu of cash compensation. The number of stock units is credited at the fair market value of the stock on the date awarded. The DSUs provide for the distribution of shares of our Common Stock at the end of a specified deferral period, generally at least three years, subject to earlier distribution upon death, disability, or certain changes of control of the Company. Until shares representing the deferred stock are distributed, the executive does not have any rights of a stockholder of the Company with respect to such shares, other than to receive dividends in DSUs if dividends are issued to stockholders.

Other Compensation Programs

In order to be competitive with market employment and compensation practices, we maintain the following benefit programs:

- Retirement Plan

Discretionary 401(k) plan, covering all eligible employees, pursuant to which the Company matched a portion of contributions up to the 2009 statutory maximum of $9,800 per employee. The aggregate amount of the Company’s contributions with respect to the five named executive officers was $49,000 for 2009. We do not maintain any defined benefits retirement plans or other pension or profit-sharing plans. Although our 401(k) plan permits profit-sharing contributions, the Company has not made any such contributions to the plan.

- Supplemental Restricted Bonus

Each of the named executive officers received a pre-determined taxable bonus payment, the after-tax proceeds of which are required to be invested by the executive in tax deferred annuities or cash value life insurance intended to provide retirement income. The aggregate amount of these bonuses paid to the named executive officers for 2009 was $134,600, and no individual bonus exceeded $40,000. These bonuses are not based on pre-established specified measures of corporate performance, but are intended as a partial substitute for pension or retirement plans which the Company does not maintain.

- Deferred Compensation Plan

The Company maintains an Executive Non-Qualified Deferred Compensation Plan (“Plan”) for certain executives. The Company does not make any contributions to the Plan but is responsible for certain costs of Plan administration, which are not significant. Pursuant to the Plan, the named executive officers are eligible to defer all or a portion of their earned base salary and incentive compensation. Each participant is fully vested in all deferred compensation and earnings on investments credited to his or her account because the Plan participant has made all the contributions. Pursuant to the Plan, payments to the participants will be made from our general unrestricted assets, and the obligations pursuant to the Plan are unfunded and unsecured.

Perquisites and All Other Benefits

We provide health insurance to the named executive officers, the aggregate cost of which was $80,495 for 2009. We also provide other employee benefits in which the named executive officers participate, including life, disability, and long-term care insurance, and either an automobile together with related expenses or an automobile allowance. The aggregate amount of these perquisites for all the named executive officers for 2009 was $100,354, and for any individual recipient these perquisites did not exceed $42,049.

We do not provide or reimburse our executives for personal use of an airplane, or for financial planning, tax preparation, or home security.

Post-Retirement Benefits

The Company does not maintain any structured post-retirement benefit plans, does not assume any specific obligation or liability for post-retirement benefits, and has made no representations to current or former executive officers, except for the arrangements described below, with respect to the amount or nature of any post-retirement benefits. In the past, the Company has granted limited post-retirement compensation to certain retiring senior executives, in part for consulting services to facilitate executive transitions, and has provided limited post-retirement medical benefits, in each case on an individual basis depending on the executive’s circumstances at the time of retirement. In this connection, the Company expects to record an aggregate annual expense of approximately $100,000 per annum with respect to these non-structured benefits for all senior executives.

We have a management succession plan, as required by the NYSE. The plan is designed to ensure an effective transition of management of our operations to qualified executives upon the retirement of senior executives.

Effective January 1, 2009, in accordance with the management succession plan, Leigh J. Abrams, Chief Executive Officer from 1984 until December 31, 2008, President from 1984 to May 2008, and a Director since 1984, was appointed Chairman of the Board of Directors, and Fredric M. Zinn was appointed Chief Executive Officer. See Proposal 1. “Election of Directors – Management and Board Succession”. In this connection, we entered into an Executive Compensation and Benefits Agreement with Mr. Abrams, effective as of January 1, 2009 (the “Abrams Agreement”). Under the Abrams Agreement, we granted retirement compensation and benefits to Mr. Abrams for the period January 1, 2009 through March 31, 2011 in the amount of $1.4 million, to be paid as described below in recognition of his 40-year commitment to our success, the Company’s performance during his 25-year tenure as President and Chief Executive Officer, and the overall increase in stockholder value during that period. In addition, as Chairman of the Board, Mr. Abrams continues to render services to the Company, for which he is compensated in accordance with the Abrams Agreement, and he has agreed to non-competition restrictions on his future business activities.

Pursuant to the Abrams Agreement, for 2009 Mr. Abrams received (a) base salary of $400,000, plus (b) with respect to our 2009 results of operations, incentive compensation equal to 85% of the amount (the “Formula Payment”) that would have been paid to Mr. Abrams by applying the incentive compensation formula in effect for him for 2008, subject to adjustment consistent with prior years for acquisitions consummated since January 1, 2008. Based on this formula, for 2009, Mr. Abrams did not receive incentive compensation. For 2010, and on a pro-rata basis for the first quarter of 2011, Mr. Abrams will receive (a) base salary of $400,000, plus (b) with respect to our 2010 and first-quarter 2011 results of operations on a pro-rata basis, incentive compensation equal to 75% of the Formula Payment, subject to adjustment consistent with prior years for acquisitions consummated since January 1, 2008. Commencing April 1, 2011, and continuing for the period during which Mr. Abrams serves as Chairman of the Board, Mr. Abrams will receive compensation as Chairman of the Board of Directors, consistent with our past practices, and long-term NSOs as the Compensation Committee determines. For 2009, Mr. Abrams received, and for each of calendar years 2010 through 2013, Mr. Abrams will receive, personal benefits in substantially the same nature and amount as provided to him during his tenure as President and CEO, which we estimate cost approximately $100,000 annually.

Unexercised NSOs owned by Mr. Abrams are shown in the table entitled “Outstanding Equity Awards at Fiscal Year End”. NSOs to purchase 11,400 shares of Common Stock at $20.99 per share were granted to Mr. Abrams in November 2009.

In addition, in accordance with the management succession plan, and in connection with the retirement, effective December 31, 2008, of David L. Webster as Chairman, President and Chief Executive Officer of Kinro, we entered into an Executive Compensation and Benefits Agreement with Mr. Webster, effective as of January 1, 2009 (the “Webster Agreement”). We granted retirement compensation and benefits to Mr. Webster in recognition of his contribution to our business, growth, and reputation during a 28-year period. In addition, Mr. Webster has agreed to non-competition restrictions on his future business activities.

Pursuant to the Webster Agreement, for 2009, Mr. Webster received, and for 2010 Mr. Webster will receive: (i) annual compensation of $750,000; plus (ii) personal benefits in substantially the same nature and amount as provided to Mr. Webster during his tenure as President and CEO of Kinro, which we estimate will cost approximately $50,000 for 2010.

Change-in-Control

In 2003, we entered into a “double-trigger” change-in-control severance agreement with Fredric M. Zinn, our President and Chief Executive Officer, who has been with the Company for 28 years. In 2006, we entered into a “double-trigger” change-in-control severance agreement with Joseph S. Giordano III, our Chief Financial Officer and Treasurer.

The change-in-control benefits offer some protection for these executives in the event the Company is acquired or otherwise undergoes a change in control, and we believe would also encourage their effective assistance with change-in-control transactions that could be in the best interest of stockholders. The specific change-in-control provisions applicable to Messrs. Zinn and Giordano are summarized in “Potential Payments on Termination or Change in Control”.

Stock Ownership Requirements

To further align the personal interests of senior executives with the interests of our stockholders, we have established guidelines for ownership of the Company’s stock by certain named executive officers, as a multiple of the executive’s cash salary. Under our current guidelines of stock ownership, Fredric M. Zinn, our Chief Executive Officer, is required to own Company stock, which includes DSUs, equal in value to 3.5 times his cash salary, equivalent to $1,575,000. Jason D. Lippert, the Chief Executive Officer of our two operating subsidiaries, is required to own Company stock equal in value to 2.5 times his cash salary, equivalent to $1,750,000. As of December 31, 2009, Messrs. Zinn and Lippert were in compliance with the guidelines.

Scott T. Mereness, Chief Operating Officer of our two operating subsidiaries, is required to own Company stock equal in value to 2 times his cash salary, equivalent to $720,000. Joseph S. Giordano III, our Chief Financial Officer, is required to own Company stock equal in value to 1.25 times his cash salary, equivalent to $262,500. Messrs. Mereness and Giordano did not own sufficient stock to comply with the guidelines as of December 31, 2009, but in accordance with the guidelines will have until December 31, 2012 to comply. A portion of Mr. Mereness’ salary and incentive compensation is required to be paid in DSUs, and Mr. Giordano received a portion of his discretionary bonuses for 2008 and 2009 in DSUs.

Our senior executives are prohibited from pledging shares of the Company’s stock held by them, and from selling the Company’s stock short. Although no shares of the Company’s stock owned by senior executives have been pledged as collateral for loans, certain of our senior executives maintain their shares in broker accounts, the terms of which may subject such shares, as well as other shares in the account, to a lien in favor of the broker under certain circumstances.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly-held companies for certain compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. Our 2002 Equity Award and Incentive Plan is structured so that compensation deemed paid in connection with performance-based incentive compensation, whether paid in cash or DSUs, or the exercise of NSOs granted under the 2002 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation, resulting in favorable tax treatment to the Company. See Proposal 2 regarding stockholder reapproval of the applicable performance criteria.

2009 Executive Performance and Compensation

The pay-for-performance compensation policy we applied in establishing the compensation for four named executive officers for 2009 who are intended to receive incentive compensation was intended to provide competitive compensation that reflects overall results of operations and recognizes individual contribution.

Commencing in 2009, we instituted new individual performance objectives for our CEO and for the CEO and COO of Lippert Components and Kinro, three of the named executive officers who are intended to receive performance-based incentive compensation. Incentive compensation formulas were tested before being adopted to help ensure that the compensation outcomes resulting from various levels of performance of our operations and the industries we serve would be appropriate under the circumstances.

Chief Executive Officer

The 2009 base salary paid to Fredric M. Zinn, our President and Chief Executive Officer, was $500,000, payable $450,000 in cash and $50,000 in DSUs. Mr. Zinn also received Incentive DSUs representing shares equivalent in value to $200,000, subject to forfeiture based on the Company’s average return on invested capital (“ROIC”) relative to the average ROIC of a designated peer group of companies for the period 2009–2011.

In addition, Mr. Zinn receives performance-based incentive compensation (the “Profit Bonus”) that is specifically linked to our earnings per share (“EPS”). This component of Mr. Zinn’s incentive compensation is calculated annually based on our performance (i) compared to a multiple of the year-to-year percentage increase or decrease in the RV and manufactured housing industries, measured by an index of RV industry wholesale shipments as reported by the Recreational Vehicle Industry Association, and to annual industry wholesale shipments of manufactured homes as reported by the Institute for Building Technology, but not in excess of 0.6% of pre-tax income, (ii) compared to prior year EPS, and (iii) compared to a pre-established level of EPS. Mr. Zinn will benefit if we out-perform our industries, and will be penalized if we under-perform our industries. In accordance with his employment agreement, the total Profit Bonus payable to Mr. Zinn is limited to a maximum of 5% of the Company’s pre-tax income.

Based on these pre-established performance targets, for 2009 Mr. Zinn received incentive compensation of $34,680, solely because the Company out-performed the industries we serve, primarily as a result of market share gains, new product introductions, cost reductions and efficiency improvements.

For 2009, DSUs were granted in lieu of cash compensation to Mr. Zinn, representing 18,246 shares having a value of $250,000 on the dates of grant, or 34% of his total 2009 salary and incentive compensation, of which 14,595 DSUs are subject to forfeiture. Mr. Zinn is also entitled to receive 1,000 DSUs for each 0.1% that the Company’s average ROIC for the three-year period is above the average ROIC of the Company’s peer group, but not in excess of 100,000 DSUs. If the Company’s average ROIC for the three-year period is below the peer group, DSUs issued to Mr. Zinn during the period are forfeitable at the rate of 1,000 DSUs for each 0.1% that the Company’s average ROIC is below the peer group’s average ROIC for the period.

The peer group with which our performance is compared regarding return on invested capital over the three-year measurement period consists of the following companies in the RV and manufactured housing industries, as well as companies of comparable size in similar industries (“Peer Group”): American Woodmark Corporation, Apogee Enterprises, Inc., Champion Enterprises, Inc., Gentex Corporation, Griffon Corporation, Noble International, Ltd., Patrick Industries, Inc., PGT, Inc., Shiloh Industries Corporation, Spartan Motors, Inc. and Winnebago Industries, Inc.

 Other compensation, including perquisites and other benefits, received by Mr. Zinn for 2009 in the aggregate amount of $76,449 are shown in the column entitled “All Other Compensation” in the Summary Compensation Table. Unexercised NSOs owned by Mr. Zinn are shown in the table entitled “Outstanding Equity Awards at Fiscal Year End”. NSOs to purchase 16,000 shares of Common Stock at $20.99 per share were granted to Mr. Zinn in November 2009.

Executive Officers of our Subsidiaries

The 2009 base salary paid to Jason D. Lippert, Chief Executive Officer of Lippert Components and Kinro, was $700,000, payable in cash. The 2009 base salary paid to Scott T. Mereness, Executive Vice President and Chief Operating Officer of Lippert Components and Kinro, was $420,000, payable $360,000 in cash and $60,000 in DSUs.

Messrs. Lippert and Mereness also receive performance-based incentive compensation based on combined operating profits of Lippert Components and Kinro in excess of pre-established thresholds, and performance-based incentive compensation linked to the year-to-year percentage increase or decrease in such operating profits as compared to a multiple of the year-to-year percentage increase or decrease in the RV industry wholesale shipments and manufactured housing industry wholesale shipments. In addition, these executives receive performance-based incentive compensation based on the combined annual return on assets achieved by Lippert Components and Kinro in excess of a pre-established target. Approximately 20% of such operating profits is allocated for payment of bonuses to all employees of these operations, and the incentive awards paid to Messrs. Lippert and Mereness are paid from such “bonus pool”.

In accordance with their employment agreements, the total performance-based incentive compensation is limited to a maximum of 8% of operating profits for Mr. Lippert and 4.8% for Mr. Mereness. A portion of the total performance-based incentive compensation payable to Messrs. Lippert and Mereness in excess of agreed amounts is payable in DSUs, and the balance is payable in cash.

Based on these pre-established performance targets, for 2009 Mr. Lippert received incentive compensation of $244,569, and Mr. Mereness received incentive compensation of $146,741 (of which $15,580 was paid in DSUs), solely because on a combined basis Lippert Components and Kinro out-performed the industries we serve, primarily as a result of market share gains, new product introductions, cost reductions and efficiency improvements.

The total DSUs received by Mr. Mereness for 2009, having an aggregate value of $75,580 on the dates of grant, or 13% of his total 2009 salary and incentive compensation, represent an aggregate of 5,090 shares of Common Stock to be issued after a three-year deferral.

Other compensation, including perquisites and other benefits, received by Messrs. Lippert and Mereness for 2009 in the aggregate amount of $64,054 and $40,374, respectively, are shown in the column entitled “All Other Compensation” in the Summary Compensation Table. Unexercised NSOs owned by Messrs. Lippert and Mereness are shown in the table entitled “Outstanding Equity Awards at Fiscal Year End”. NSOs to purchase 16,000 and 12,000 shares of Common Stock at $20.99 per share were granted, respectively, to Mr. Lippert and Mr. Mereness in November 2009.

See, “Employment and Compensation Agreements” for a detailed description of the terms of compensation payable to Messrs. Zinn, Lippert and Mereness commencing in 2009.

Chief Financial Officer

For 2009, Joseph S. Giordano III, our Chief Financial Officer and Treasurer, in addition to base salary of $210,000, received a discretionary bonus of $90,000, payable $45,000 in cash and $45,000 in DSUs. Mr. Giordano’s bonus is discretionary, rather than linked to operating results, because we do not believe it is appropriate to compensate financial executives based on reported levels of earnings. The DSUs received by Mr. Giordano represented 15% of his total 2009 salary and bonus, and represent an aggregate of 2,055 shares of Common Stock to be issued after a three-year deferral.

Other compensation, including perquisites and other benefits, received by Mr. Giordano for 2009 in the aggregate amount of $82,067 are shown in the column entitled “All Other Compensation” in the Summary Compensation Table. Unexercised NSOs owned by Mr. Giordano are shown in the table entitled “Outstanding Equity Awards at Fiscal Year End”. NSOs to purchase 10,000 shares of Common Stock at $20.99 per share were granted to Mr. Giordano in November 2009.

Compensation Process

The Compensation Committee is responsible for reviewing the performance of our executive officers in achieving our long-term business objectives, and ensuring that such executives are compensated consistent with the objectives, as well as competitive practices. The Committee provides oversight and guidance in the development of compensation and benefit programs for our senior executives, and confirms that compensation paid to those named executive officers who have employment agreements is in compliance with the agreements.

Performance objectives for the Chief Executive Officer and Chief Operating Officer of our operating subsidiaries, who are intended to receive performance-based incentive compensation, were developed by Fredric M. Zinn, our Chief Executive Officer, in conjunction with the Compensation Committee, and Mr. Zinn negotiated the terms of the employment agreements of those executives. The Compensation Committee negotiated with Mr. Zinn the compensation terms applicable to him.

At the request of the Compensation Committee, we engaged Frederic W. Cook & Co., Inc. (the “Consultant”), an outside executive compensation consultant, to assess the compensation proposal for Mr. Zinn. The Consultant provides no other services or advice to the Company or to any executive or employee of the Company, and has no other business relationship with us. The Consultant reviewed the competitiveness of the proposed compensation package and the form of compensation relative to performance measures established for Mr. Zinn. The Consultant concluded that, while complex in design, overall, the compensation package for Mr. Zinn provides the key elements of total compensation in the competitive market, and addresses key performance objectives.

The Compensation Committee also considered and ratified the recommendation of Mr. Zinn with respect to the 2009 salary, discretionary bonus, and equity awards for our Chief Financial Officer. Mr. Zinn has primary responsibility for evaluating the performance of the Chief Financial Officer based upon the execution of his duties with respect to financial reporting and internal controls, treasury and tax functions, our financing arrangements and relationship with lenders, planning and budgeting, and participation in investor relations. Mr. Zinn developed a compensation package for the Chief Financial Officer based on this evaluation, as well as the Chief Financial Officer’s experience and level of expertise, and to a lesser extent, the Company’s results of operations.

The Compensation Committee periodically reviews our compensation policy utilizing both internal and external sources of information and analysis relating to financial results of operations, individual performance, long-term return to stockholders, and compensation afforded by other employers to comparable-level executives. If appropriate, changes are recommended. Our pay-for-performance incentive compensation programs have over many years effectively linked executive compensation to our long-term and short-term performance. Accordingly, we have not engaged in formal benchmarking of our executive compensation.

Total Compensation Report

Compensation “tally sheets” for each of the named executive officers were reviewed by the Compensation Committee. The tally sheets reflected dollar amounts of all components of the named executive officers’ 2009 compensation, including base salary, performance-based incentive awards, discretionary bonuses, equity awards, personal benefits, perquisites and, where applicable, potential change-in-control severance payments. Based on the Compensation Committee’s review of the tally sheets, the Committee determined that the amounts of compensation paid to our named executive officers for 2009 were reasonable, and were appropriate based on our financial results of operations and the individual performance of each of the executives. The Compensation Committee intends to review compensation tally sheets on an annual basis.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management and based on such discussion, the Compensation Committee recommended that the Board of Directors include the Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

COMPENSATION COMMITTEE James F. Gero, Chairman Edward W. Rose, III Frederick B. Hegi, Jr. David A. Reed John B. Lowe, Jr.

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation awarded to or earned by our President and Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers (such five executive officers collectively, the “named executive officers”) for the years ended December 31, 2009, 2008 and 2007:

(a)	(b)	(c)		(d)	(e)		(f)	(g)	(h)		(i)	(j)
Name and Principal Position	Year	Salary		Bonus	Stock Awards		Option Awards(1)	Non-Equity Incentive Plan Compen- sation	Long- Term ROIC Bonus		All Other Compen- sation(9)	Total

Leigh J. Abrams	2009	$400,000		$-	$-		$117,456	$-	$-		$101,507	$618,963
President until May 2008 and	2008	$400,000		$-	$-		$89,857	$28,855	$-		$102,005	$620,717
Chief Executive Officer until	2007	$400,000		$-	$-		$234,437	$1,079,415	$-		$97,898	$1,811,750
December 31, 2008, Chairman
since January 1, 2009

Fredric M. Zinn	2009	$450,000	(2)	$-	$250,000	(5)	$156,648	$34,680	$492,800	(8)	$76,449	$1,460,577
Executive Vice President and	2008	$346,154		$-	$100,000	(6)	$89,857	$-	$-		$79,155	$615,166
Chief Financial Officer until	2007	$285,000		$275,000	$-		$175,828	$-	$-		$79,908	$815,736
May 28, 2008, President since
May 28, 2008 and Chief
Executive Officer since
January 1, 2009

Jason D. Lippert(3)	2009	$700,000		$-	$-		$156,648	$244,569	$-		$64,054	$1,165,271
Chairman, President and Chief	2008	$475,000		$425,000	$-		$134,786	$151,000	$-		$68,450	$1,254,236
Executive Officer of Lippert	2007	$400,000		$-	$-		$234,437	$1,829,000	$-		$74,521	$2,537,458
Components and Kinro

Scott T. Mereness(3)	2009	$360,000	(4)	$-	$75,580	(7)	$117,486	$131,161	$-		$40,374	$724,601
Executive Vice President and	2008	$292,200		$125,000	$125,000	(6)	$103,336	$91,000	$-		$44,664	$781,200
Chief Operating Officer of	2007	$249,600		$743,900	$-		$234,437	$353,500	$-		$26,648	$1,608,085
Lippert Components and Kinro

Joseph S. Giordano III	2009	$210,000		$45,000	$45,000	(6)	$97,905	$-	$-		$82,067	$479,972
Chief Financial Officer and	2008	$194,558		$65,000	$25,000	(6)	$44,929	$-	$-		$83,595	$413,082
Treasurer since May 28, 2008,
Corporate Controller and
Treasurer until May 28, 2008

(1)
Amounts shown do not reflect compensation actually received. Such amounts reflect the aggregate fair value of stock options granted during the year. See Note 1 to the Consolidated Financial Statements included in our applicable Annual Reports on Form 10-K for the assumptions used in determining the fair value of each option award based on the Black-Scholes option-pricing model.

(2)	Excludes $50,000 of salary, paid $12,500 quarterly in DSUs, which are included in the Stock Awards column. See Grants of Plan-Based Awards Table.

(3)	Commencing October 1, 2008, Messrs. Lippert and Mereness assumed management responsibility for the operations of Kinro, in addition to Lippert Components.

(4)	Excludes $60,000, paid $15,000 quarterly in DSUs, which are included in the Stock Awards column. See Grants of Plan-Based Awards Table.

(5)
Includes $50,000 of salary, paid $12,500 quarterly in DSUs. Also includes incentive compensation of $200,000, paid $50,000 quarterly in DSUs (the “Incentive DSUs”), subject to forfeiture based on the Company’s ROIC for the three-year Measurement Period if pre-established levels are not achieved. See “Employment and Compensation Agreements” and Grants of Plan-Based Awards Table.

(6)	Discretionary bonus paid in DSUs.

(7)
Includes $60,000 of salary, paid $15,000 quarterly in DSUs. Also includes incentive compensation of $15,580 paid in DSUs. See “Employment and Compensation Agreements” and Grants of Plan-Based Awards Table.

(8)
Upon expiration of the three-year period January 1, 2009 through December 31, 2011 (the “Measurement Period”), Mr. Zinn will be entitled to receive 1,000 DSUs for each 0.1% that the Company’s average return on invested capital (“ROIC”) for the Measurement Period is above the average ROIC of the Company’s Peer Group (as defined), but the total number of DSUs will not exceed 100,000 units (the “ROIC Bonus”). Amount shown represents the three-year estimated aggregate grant date fair value, or 80% of the maximum award of $616,000, which may be paid pursuant to Mr. Zinn’s three-year ROIC Bonus. No additional ROIC Bonus will be granted to Mr. Zinn for the Measurement Period. If the Company’s average ROIC for the Measurement Period is below the ROIC of the Peer Group, Incentive DSUs (described in Note 5) granted annually in lieu of cash compensation during the Measurement Period will be forfeited at the same rate of 1,000 DSUs for each 0.1% that the Company’s ROIC for the Measurement Period is below the ROIC of the Company’s Peer Group. See “Employment and Compensation Agreements” and Grants of Plan-Based Awards Table.

(9)	Includes the following payments the Company made to or on behalf of our named executive officers:

Name	Year	401(k) Matching Contribution	Supplemental Restricted Bonus(A)	Health Insurance	Other Perquisites(B)	Total All Other Compensation

Leigh J. Abrams	2009	$9,800	$30,000	$34,096	$27,611	$101,507
	2008	$9,200	$30,000	$30,707	$32,098	$102,005
	2007	$9,000	$30,000	$27,027	$31,871	$97,898

Fredric M. Zinn	2009	$9,800	$24,600	$-	$42,049	$76,449
	2008	$9,200	$24,600	$-	$45,355	$79,155
	2007	$9,000	$24,600	$-	$46,308	$79,908

Jason D. Lippert	2009	$9,800	$40,000	$2,744	$11,510	$64,054
	2008	$9,200	$40,000	$2,590	$16,660	$68,450
	2007	$9,000	$40,000	$4,748	$20,773	$74,521

Scott T. Mereness	2009	$9,800	$25,000	$2,744	$2,830	$40,374
	2008	$9,200	$25,000	$2,590	$7,874	$44,664
	2007	$9,000	$-	$4,748	$12,900	$26,648

Joseph S. Giordano III	2009	$9,800	$15,000	$40,912	$16,355	$82,067
	2008	$9,200	$15,000	$42,121	$17,274	$83,595

(A)	Our named executive officers received a taxable bonus payment which they are required to invest in tax deferred annuities or cash value life insurance intended to provide retirement income.

(B)	Other perquisites include personal use of a company car or auto allowance, parking, spousal travel for Company events, and long-term care, life, and long-term disability insurance.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table summarizes the non-qualified options and DSUs awarded to the named executive officers for 2009:

(a)	(b)	(c)		(d)		(e)		(f)		(g)	(h)	(i)

								All Other Stock Awards:		All Other Option Awards:		Grant Date Fair
								Number of		Number of	Exercise or	Value of
		Estimated Future Payouts Under						Shares of		Securities	Base Price	Stock and
	Grant	Equity Incentive Plan Awards						Stock or		Underlying	of Option	Option
Name	Date	Threshold		Target		Maximum		Units		Options	Awards(4)	Awards

Leigh J. Abrams	11/18/09	-		-		-		-		11,400	$20.99	$117,456

Fredric M. Zinn	11/18/09	-		-		-		-		16,000	$20.99	$156,648
	3/3/09	-	(1)	-	(1)	100,000	(1)	-		-	-	$492,800
	3/31/09	-		-		-		7,201	(2)	-	-	$62,500
	6/30/09	-		-		-		5,136	(2)	-	-	$62,500
	9/30/09	-		-		-		2,882	(2)	-	-	$62,500
	12/31/09	-		-		-		3,027	(2)	-	-	$62,500

Jason D. Lippert	11/18/09	-		-		-		-		16,000	$20.99	$156,648

Scott T. Mereness	11/18/09	-		-		-		-		12,000	$20.99	$117,486
	3/31/09	-		-		-		1,728		-	-	$15,000
	6/30/09	-		-		-		1,233		-	-	$15,000
	9/30/09	-		-		-		692		-	-	$15,000
	12/31/09	-		-		-		726		-	-	$15,000
	2/16/10	-		-		-		711		-	-	$15,580

Joseph S. Giordano III	11/18/09	-		-		-		-		10,000	$20.99	$97,905
	2/16/10	-		-		-		2,055	(3)	-	-	$45,000

(1)
Upon expiration of the three-year period January 1, 2009 through December 31, 2011 (the “Measurement Period”), Mr. Zinn will be entitled to receive 1,000 DSUs for each 0.1% that the Company’s average return on invested capital (“ROIC”) for the Measurement Period is above the average ROIC of the Company’s Peer Group (as defined), but the total number of DSUs will not exceed 100,000 units (the “ROIC Bonus”). Mr. Zinn will receive no ROIC Bonus if the Company’s average ROIC for the Measurement Period equals the average ROIC of the Company’s Peer Group. No additional ROIC Bonus will be granted to Mr. Zinn for the Measurement Period. See “Employment and Compensation Agreements”.

(2)
Includes 14,595 Incentive DSUs granted annually in lieu of cash compensation to Mr. Zinn, which are subject to forfeiture. If the Company’s average ROIC for the Measurement Period is below the ROIC of the Peer Group, Incentive DSUs granted annually in lieu of cash compensation during the Measurement Period will be forfeited at the same rate of 1,000 DSUs for each 0.1% that the Company’s ROIC for the Measurement Period is below the ROIC of the Company’s Peer Group. See “Employment and Compensation Agreements”.

(3)	Discretionary bonus earned in 2009 paid in DSUs in lieu of cash compensation.

(4)	Options are priced using the closing price the day before the grant date. See “Grants of Plan-Based Awards”. The closing price on the grant date was $21.16.

Grants of Plan-Based Awards

NSOs were awarded to employees in November 2009. The Company’s practice is to grant options to employees every year at our regular Board and Committee meetings in November, at an exercise price equivalent to the closing market price on the day before the grant. We believe that options granted to our executives and employees constitute an effective incentive to achieving long-term success of the Company, and are an important compensation component to our executives and employees. Our regular November meeting date is scheduled almost a year in advance. Accordingly, the granting of options, as well as the exercise price of the options, are determined independent of any general market conditions at that time or intervening Company events which could affect the market price of our stock on that date.

The number of NSOs granted to each of our named executive officers for 2009 was determined by the Compensation Committee after consideration of several factors and events relative to the Company’s performance, rather than being based on specific pre-established measures of corporate operating performance that are utilized to determine incentive compensation awards. The Compensation Committee considered the success of cost-cutting measures, the success of the management transition at the Company level and at Kinro, the extent of new products introduced, the expense related to the options, resulting dilution, the element of motivation that NSOs provide, and other factors.

Prior to granting options, the Compensation Committee determined the total number of shares that would be subject to options and the related Black-Scholes value which would result in a reasonable expense to the Company relative to our operating results. The Committee then allocated options for a portion of those shares to the Company’s Chief Executive Officer, and to the Chief Executive Officer and the Chief Operating Officer of Lippert Components and Kinro. The Chief Executive Officer of the Company then allocated the balance of the shares subject to options to employees at the Company’s corporate headquarters, and to Lippert Components and Kinro. The Chief Executive Officer of Lippert Components and Kinro then allocated such options among the other executives and employees of Lippert Components and Kinro, subject to approval of the Committee. The Compensation Committee also granted options to Leigh J. Abrams, in his capacity as Chairman of the Board.

The number of shares subject to options which were granted to employees in 2009 represented 1.3% of the Company’s outstanding shares on the date the options were granted. In 2009, the five named executive officers received aggregate NSOs to purchase 65,400 shares representing 22.5% of the total 290,400 option shares granted to employees in 2009. The exercise price was $20.99 per share. The aggregate option expense to the Company applicable to the 2009 grants to the named executive officers was $646,153, which will be expensed over the five-year vesting term of the options on a straight-line basis.

To enhance the retention value of the Company’s executives, the Committee requires that certain of the Company’s senior executives hold for at least one year stock received upon exercise of vested stock options, unless the executive already owns a number of shares at least equivalent to the shares to be sold by the executive on exercise of options.

To encourage our executives’ long-term ownership of the Common Stock of the Company, we award DSUs in lieu of a portion of cash compensation. The number of stock units is credited at the fair market value of the stock on the date granted. The DSUs provide for the distribution of shares of our Common Stock at the end of a deferral period of at least three years, subject to earlier distribution upon death, disability, or certain changes of control of the Company. Until shares representing the deferred stock are distributed, the executive does not have any rights of a stockholder of the Company with respect to such shares, other than to receive dividends in DSUs if dividends are issued to stockholders.

Equity Award and Incentive Plan

On May 16, 2002, stockholders approved the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (as amended, the “2002 Plan”).

The following is a brief description of the material features of the 2002 Plan. This description is qualified in its entirety by reference to the full text of the Plan and the amendments thereto.

Shares Available and Award Limitations. Subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events, the total shares available at March 23, 2010 under the 2002 Plan were 2,961,397 shares (of which 1,845,444 shares are subject to outstanding stock options and DSUs and 1,115,953 shares are available for future grant) representing 11.9% of the Company’s shares outstanding on March 23, 2010, assuming exercise of all stock options and DSUs outstanding and available for grant. Shares delivered under the 2002 Plan may be either newly issued or treasury shares.

The 2002 Plan includes a limitation on the amount of Awards that may be granted to any one Participant in a given year to qualify Awards as “performance-based” compensation not subject to the limitation on deductibility under Internal Revenue Code Section 162(m). Under this annual per-person limitation, no Participant may in any year be granted share-denominated Awards under the 2002 Plan relating to more than his or her “Annual Limit” for each type of Award. The Annual Limit is 100,000 shares (after giving effect to the September 2005 stock split) plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. Stock options, stock appreciation rights (“SARs”), restricted stock, deferred stock and bonus stock, are separate types of Awards subject to a separate limitation. In the case of Awards not relating to shares in a way in which the share limitation can apply, no Participant may be granted Awards authorizing the earning during any year of an amount that exceeds the Participant’s Annual Limit, which is $1,200,000, plus the cumulative amount of the Participant’s unused cash Annual Limit as of the close of the previous year. The Annual Limit for non-stock-based Awards of $1,200,000 is separate from the Annual Limit of 100,000 shares (after giving effect to the September 2005 stock split) for each type of stock-based Award.

The 2002 Plan does not permit any shares authorized under the 2002 Plan to be used for any Award which could be characterized as a “repricing” of outstanding stock options.

Eligibility. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the 2002 Plan.

Administration. The 2002 Plan is administered by the Compensation Committee (the “Committee”), except that the Board of Directors may appoint any other committee to administer the 2002 Plan and may itself act to administer the Plan. Subject to the terms and conditions of the 2002 Plan, the Committee is authorized to select Participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance Award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the 2002 Plan. Nothing in the 2002 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the named executive officers. The 2002 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2002 Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the Participant, and NSOs, and SARs entitling the Participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of a stock option and the grant price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant. At the discretion of the Committee, stock options may be exercised by payment of the exercise price in cash, shares or other property (including broker-assisted cashless exercise procedures) or by surrender of other outstanding Awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

Restricted and Deferred Stock. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by Participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the Participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Except in the event of a change of control (as defined in the 2002 Plan), restricted stock may not be transferred prior to the first anniversary of the grant thereof. Deferred stock gives Participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or other rights associated with stock ownership, other than to receive dividends in DSUs if dividends are issued to stockholders.

Bonus Shares, and Awards in lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company’s obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-employee director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

Performance-Based Awards. To avoid the limitations on deductibility under Internal Revenue Code Section 162(m), the Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2002 Plan, or as a condition to accelerating the timing of such events. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2002 Plan. See Proposal 2 regarding stockholder reapproval of the performance criteria set forth in the 2002 Plan.

Other Terms of Awards. Awards may be settled in cash, shares, other Awards or other property, at the discretion of the Committee. The Committee may require or permit Participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest on any deferred amounts. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the Participant) in order to satisfy tax obligations. Non-cash Awards granted under the 2002 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the Participant’s death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

Vesting, Forfeitures, and Acceleration. The Committee may, in its discretion, determine the vesting schedule of stock options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of stock options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2002 Plan provides that, in the event of a Change in Control of the Company, outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based Awards will be deemed met or exceeded to the extent specified in the performance-award documents. A Change in Control means generally (i) any person or group becomes a beneficial owner of 30% or more of the voting power of the Company’s voting securities; (ii) a change in the Board’s membership such that the current members, or those elected or nominated by vote of a majority of the current members and successors elected or nominated by them, cease to represent a majority of the Board in any period of less than two years; (iii) certain mergers or consolidations reducing the percentage of voting power held by stockholders prior to such transactions to under 51%; (iv) stockholder approval of a sale or liquidation of all or substantially all of the assets of the Company; and (v) upon the sale of all or substantially all of the Company’s assets.

Amendment and Termination of the 2002 Plan. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan or the Committee’s authority to grant Awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. Under these provisions, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2002 Plan. However, stockholder approval is required for any amendment which may (a) increase the maximum number of shares of stock covered by the Plan or change the class of employees who are Eligible Persons; (b) reduce the exercise price for any stock options below the fair market value of the Common Stock on the date of the grant of such stock option; (c) extend beyond 10 years from the date of the grant the period within which any Award may be exercised; (d) extend the period beyond the termination date of the Plan during which Awards may be granted; or (e) increase the Annual Limit. Consistent with the foregoing, administrative amendments to the 2002 Plan have been adopted without stockholder approval, and amendments increasing the number of shares subject to issuance under the 2002 Plan were adopted with stockholder approval in 2006, 2008 and 2009.

No Awards may be made after the tenth anniversary of the effective date of the 2002 Plan. Unless earlier terminated, the 2002 Plan will terminate at such time that no shares reserved under the 2002 Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the number of shares of Common Stock underlying outstanding option and stock awards held by each named executive officer as of December 31, 2009:

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)		(g)
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares Underlying DSUs That Have Not Vested		Equity Incentive Plan Awards: Market Value at December 31, 2009 of Unearned Shares Underlying DSUs That Have Not Vested

Leigh J. Abrams	20,000	5,000	$28.33	11/15/11	-		$-
	8,000	12,000	$32.61	11/14/13	-		$-
	4,000	16,000	$11.59	11/12/14	-		$-
	-	11,400	$20.99	11/18/15	-		$-

Fredric M. Zinn	16,000	4,000	$28.33	11/15/11	-		$-
	6,000	9,000	$32.61	11/14/13	-		$-
	4,000	16,000	$11.59	11/12/14	-		$-
	-	16,000	$20.99	11/18/15	-		$-
	-	-	-	-	80,000	(2)	$1,652,000	(2)

Jason D. Lippert	12,000	-	$16.16	11/18/10	-		$-
	20,000	5,000	$28.33	11/15/11	-		$-
	8,000	12,000	$32.61	11/14/13	-		$-
	-	24,000	$11.59	11/12/14	-		$-
	-	16,000	$20.99	11/18/15	-		$-

Scott T. Mereness	16,000	4,000	$28.33	11/15/11	-		$-
	8,000	12,000	$32.61	11/14/13	-		$-
	4,600	18,400	$11.59	11/12/14	-		$-
	-	12,000	$20.99	11/18/15	-		$-

Joseph S. Giordano III	12,000	3,000	$28.33	11/15/11	-		$-
	4,800	7,200	$32.61	11/14/13	-		$-
	2,000	8,000	$11.59	11/12/14	-		$-
	-	10,000	$20.99	11/18/15	-		$-

(1)
Option awards vest 20% per year on the first through the fifth anniversaries of the respective grant date, and expire six years after grant, except the 11,400 option award to Mr. Abrams on November 18, 2009, which vests 100% on the first anniversary of the grant date, and expires six years after grant.

(2)
Upon expiration of the three-year period January 1, 2009 through December 31, 2011 (the “Measurement Period”), Mr. Zinn will be entitled to receive 1,000 DSUs for each 0.1% that the Company’s average return on invested capital (“ROIC”) for the Measurement Period is above the average ROIC of the Company’s Peer Group (as defined), but the total number of DSUs will not exceed 100,000 units (the “ROIC Bonus”). Based on past performance, the amount shown represents 80% of the maximum award which may be paid pursuant to Mr. Zinn’s three-year ROIC Bonus. No additional ROIC Bonus will be granted to Mr. Zinn for the Measurement Period. If the Company’s average ROIC for the Measurement Period is below the ROIC of the Peer Group, Incentive DSUs granted annually in lieu of cash compensation during the Measurement Period will be forfeited at the same rate of 1,000 DSUs for each 0.1% that the Company’s ROIC for the Measurement Period is below the ROIC of the Company’s Peer Group. Excludes 14,595 Incentive DSUs subject to forfeiture if the Company’s average ROIC for the three-year Measurement Period is less than the average ROIC of the Company’s Peer Group. See “Employment and Compensation Agreements”.

OPTION EXERCISES AND STOCK VESTED

The following table presents the value realized by the named executive officers on exercise of options in 2009:

(a)	(b)	(c)
Name	Number of Shares Acquired On Exercise	Value Realized on Exercise

Leigh J. Abrams	30,000	$202,134

Fredric M. Zinn	30,000	$217,620

Jason D. Lippert	24,000	$177,134

Scott T. Mereness	45,000	$306,846

Joseph S. Giordano III	11,500	$83,495

NON-QUALIFIED DEFERRED COMPENSATION

The following table summarizes activity in the non-qualified deferred compensation plan by those named executive officers who participated:

(a)	(b)	(c)	(d)	(e)
Name	Executive Contributions in 2009(1)	Aggregate Earnings in 2009(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2009

Fredric M. Zinn	$10,200	$13,109	$-	$51,223	(3)

Jason D. Lippert	$15,099	$209,224	$-	$947,461	(4)

Scott T. Mereness	$7,248	$3,537	$(212,740)	$10,785	(5)

(1)	Amounts in column (b) of this table have been included in columns (c) or (g) of the Summary Compensation Table.

(2)	Amounts in column (c) of this table, which represent earnings or losses on the executives’ contributions, have not been included the Summary Compensation Table.

(3)	Includes cumulative contributions of $50,600 that have been included in the Summary Compensation Table, as well as cumulative earnings of $623.

(4)	Includes cumulative contributions of $1,173,868 that have been included in the Summary Compensation Table, as well as cumulative loss of $226,407.

(5)	Includes cumulative contributions of $335,128 that have been included in the Summary Compensation Table, as well as cumulative loss of $111,603 and cumulative withdrawals of $212,740.

The Company maintains an Executive Non-Qualified Deferred Compensation Plan. The Company does not make any contributions to the Plan but is responsible for certain costs of Plan administration, which are not significant. Pursuant to the Plan, certain of the named executive officers are eligible to defer all or a portion of their earned base salary and incentive compensation. The Plan participant is fully vested in all deferred compensation and earnings credited to his or her account because the participant has made all the contributions. Pursuant to the Plan, payments to the participants will be made from the Company’s general unrestricted assets, and the obligations pursuant to the Plan are unfunded and unsecured.

The Plan participant’s account is deemed invested (not actually invested) among various deemed investment alternatives selected by the participant. The Company has elected to invest a portion of the compensation deferred by the participant in life insurance policies for the benefit of the Company. The investments within these life insurance policies track the deemed investments selected by the participant in order to generate the funds needed to make payments to the participants. The deemed investments selected by the participant determine the amount of earnings and losses that are credited to the participant’s account.

EMPLOYMENT AND COMPENSATION AGREEMENTS

Fredric M. Zinn, CEO

Pursuant to the Executive Compensation and Non-Competition Agreement between the Company and Fredric M. Zinn, our President and Chief Executive Officer, for the three-year period January 1, 2009 through December 31, 2011 (the “Measurement Period”), Mr. Zinn will receive annual base salary of $500,000 consisting of $450,000 in cash and DSUs representing shares equivalent in value to $50,000. The DSUs will be issued quarterly on the last day of each calendar quarter at the rate of $12,500 per quarter.

In addition, Mr. Zinn will receive annually DSUs representing shares equivalent in value to $200,000 (the “Incentive DSUs”), issued at the end of each calendar quarter at the rate of $50,000 per quarter. These DSUs are subject to forfeiture based on the return on invested capital performance measure discussed below.

Mr. Zinn will also be entitled to receive for each year during the Measurement Period performance-based profit incentive compensation (the “Profit Bonus”) consisting of $4,000 for each $0.01 that the Company’s adjusted earnings per share (as defined, “Adjusted EPS”) exceeds the Company’s Adjusted EPS for the prior year; plus $4,000 for each $0.01 that the Company’s Adjusted EPS for each year during the Measurement Period exceeds $1.45; and $10,000, plus or minus, for each 1% that the change in the Company’s Adjusted EPS for each year during the Measurement Period is above or below 2.5 times the percentage increase or decrease in the Index of Number of RVs and Manufactured Housing industry wholesale shipments (as defined, the “Industry Index”). However, the amount added or subtracted with respect to the industry-related performance measure will not exceed 0.6% of Company’s pre-tax income for the subject year.

The aggregate Profit Bonus for any year during the Measurement Period may not exceed 5% of the Company’s pre-tax income. For any year during the Measurement Period, the first $500,000 of Profit Bonus will be paid in cash, and the Profit Bonus in excess of $500,000 will be paid in DSUs.

Upon expiration of the Measurement Period, Mr. Zinn will be entitled to receive 1,000 DSUs for each 0.1% that the Company’s average return on invested capital (“ROIC”) for the Measurement Period is above the average ROIC of the Company’s Peer Group (as defined), but the total number of DSUs will not exceed 100,000 units (the “ROIC Bonus”). However, if the Company’s average ROIC for the Measurement Period is below the ROIC of the Peer Group, Incentive DSUs granted annually in lieu of cash compensation during the Measurement Period will be forfeited at the same rate of 1,000 DSUs for each 0.1% that the Company’s ROIC for the Measurement Period is below the ROIC of the Company’s Peer Group. No additional ROIC Bonus will be granted to Mr. Zinn for the Measurement Period.

The performance measures pursuant to which the total incentive performance bonus is paid will be modified, consistent with the Company’s past practices, to give effect to any business acquisitions or dispositions made by the Company. Mr. Zinn’s election to defer receipt of the shares of stock deliverable pursuant to any DSUs must be for a period of not less than three years from the date the DSUs are issued.

During the Measurement Period, Mr. Zinn will be entitled to receive benefits and perquisites, which we estimate will cost approximately $76,000 per year.

Jason D. Lippert, CEO of Subsidiaries

Pursuant to the Executive Employment and Non-Competition Agreement among Lippert Components, Kinro and Jason D. Lippert, President and Chief Executive Officer of Lippert Components and Kinro, Mr. Lippert will receive, for the period January 1, 2009 through December 31, 2011 (the “Term”), annual base salary in the amount of $700,000.

In addition, Mr. Lippert is entitled to receive annually performance-based profit incentive compensation (the “Profit Bonus”) consisting of 3.75% of the combined Operating Profits (as defined) of Lippert Components, and its subsidiaries and affiliates (the “LCI Entities”) and Kinro, and its subsidiaries and affiliates (the “Kinro Entities”) in excess of $35,000,000 and up to $50,000,000; plus 4.25% of the combined Operating Profits in excess of $50,000,000 and up to $65,000,000; plus 5% of the combined Operating Profits in excess of $65,000,000.

Mr. Lippert is also entitled to receive performance-based industry-comparable incentive compensation (the “Industry Bonus”) determined by adding to, or subtracting from, the Profit Bonus the amount of $20,000 for each 1% that the percentage increase or decrease in the combined Operating Profits for any year during the Term, as compared to the immediately preceding calendar year, exceeds or is less than 2.5 times the percentage increase or decrease in the Industry Index during such year, as compared to the immediately preceding calendar year. However, the Industry Bonus for any year during the Term will not exceed 1.5% of the combined Operating Profits.

For 2009, Mr. Lippert was also entitled to receive performance-based incentive compensation of $125,000 if the LCI Entities and the Kinro Entities combined achieved a return on assets (“ROA”) of 20%, which compensation increases at the rate of $30,000 per 1% increase in ROA over 20%. For 2010 and 2011, respectively, the ROA incentive compensation will be $155,000 and $185,000, respectively, if the LCI Entities and the Kinro Entities combined achieve ROA of 21% and 22%, respectively, and the same incremental increases in ROA incentive compensation will apply for incremental increases in ROA.

The performance measures pursuant to which the total performance incentive bonus is paid will be modified, consistent with the Company’s past practices, to give effect to any business acquisitions or dispositions made by the LCI Entities and the Kinro Entities.

The total performance incentive bonus for any year during the Term may not exceed 8% of combined Operating Profits. For any year during the Term, the first $900,000 of total performance incentive bonus will be paid in cash, 50% of total performance incentive bonus in excess of $900,000 will be paid in DSUs, and 50% of such excess will be paid in cash. Mr. Lippert’s election to defer receipt of the shares of stock deliverable pursuant to DSUs must be for a period of not less than three years from the date the DSUs are issued.

During the Term, Mr. Lippert will be entitled to receive benefits and perquisites, which we estimate will cost approximately $64,000 per year.

Scott T. Mereness, COO of Subsidiaries

Pursuant to the Executive Employment and Non-Competition Agreement among Lippert Components, Kinro, and Scott T. Mereness, Executive Vice President and Chief Operating Officer of Lippert Components and Kinro, Mr. Mereness will receive for the period January 1, 2009 through December 31, 2011 (the “Term”), annual base salary of $420,000, consisting of $360,000 in cash and DSUs equivalent in value to $60,000. The DSUs will be issued quarterly on the last day of each calendar quarter at the rate of $15,000 per quarter.

In addition, Mr. Mereness is entitled to receive annually performance-based profit incentive compensation (the “Profit Bonus”) consisting of 2.25% of the combined Operating Profits in excess of $35,000,000 and up to $50,000,000; plus 2.55% of the combined Operating Profits in excess of $50,000,000 and up to $65,000,000; plus 3% of the combined Operating Profits in excess of $65,000,000.

Mr. Mereness is also entitled to receive performance-based industry-comparable incentive compensation (the “Industry Bonus”) determined by adding to, or subtracting from, the Profit Bonus the amount of $12,000 for each 1% that the percentage increase or decrease in the combined Operating Profits for any year during the Term, as compared to the immediately preceding calendar year, exceeds or is less than 2.5 times the percentage increase or decrease in the Industry Index during such year, as compared to the immediately preceding calendar year. However, the Industry Bonus for any year during the Term will not exceed 0.9% of the combined Operating Profits.

For 2009, Mr. Mereness was also entitled to receive performance-based incentive compensation of $75,000 if the LCI Entities and the Kinro Entities combined achieved ROA of 20%, which compensation increases at the rate of $18,000 per 1% increase in ROA over 20%. For 2010 and 2011, respectively, the incentive compensation will be $93,000 and $111,000, respectively, if the LCI Entities and the Kinro Entities combined achieve ROA of 21% and 22% respectively, and the same incremental increases in ROA incentive compensation will apply for incremental increases in ROA.

The performance measures pursuant to which the total performance incentive bonus is paid will be modified, consistent with the Company’s past practices, to give effect to any business acquisitions or dispositions made by the LCI Entities and the Kinro Entities.

The total performance incentive bonus for any year during the Term many not exceed 4.8% of combined Operating Profits. For any year during the Term, the first $100,000 of total performance incentive bonus will be paid in cash, 33% of total performance incentive bonus in excess of $100,000 will be paid in DSUs, and 67% of such excess will be paid in cash. Mr. Mereness’ election to defer receipt of the shares of stock deliverable pursuant to the DSUs must be for a period of not less than three years from the date the DSUs are issued.

During the Term, Mr. Mereness will be entitled to receive benefits and perquisites, which we estimate will cost approximately $40,000 per year.

See “Compensation Discussion and Analysis” and the Summary Compensation Table for information about payments made in 2009 to Messrs. Zinn, Lippert and Mereness pursuant to these employment and compensation agreements.

Potential Payments on Termination or Change in Control

Change-in-Control Agreements

On September 12, 2003, the Company entered into a “double-trigger” change-in-control agreement with Fredric M. Zinn, at that time our Executive Vice President and Chief Financial Officer, who had been an officer of the Company since 1986. Mr. Zinn has been President since May 2008 and Chief Executive Officer since January 2009. See Proposal 1. “Election of Directors – Management and Board Succession”. The agreement, as amended, provides for severance payable upon a Company-initiated termination within one year following, or 120 days prior to, a change-in-control, or a termination initiated by Mr. Zinn with good reason (defined as a reduction in Mr. Zinn’s compensation or a material change in Mr. Zinn’s authority and duty) within six months following a change-in-control. Change-in-control includes acquisition of 30% or more of the Company’s voting securities, or stockholder approval of a merger resulting in a change in voting control of more than 50% of the voting power of the Company’s existing securities, or liquidation of the Company. The agreement provides that Mr. Zinn will receive his then effective salary, plus the average bonuses and incentive compensation for the prior three years, for a period of two years if he is involuntarily terminated, or one year if he voluntarily terminates for good reason, subject to certain adjustments, and certain other benefits.

Based on a hypothetical termination date of December 31, 2009, including the price of the Company’s Common Stock on that date, the change-in-control severance benefits for Mr. Zinn would have been as follows:

	Involuntary Termination	Voluntary Termination

Base salary	$1,000,000	$500,000

Bonus	$273,120	$136,560

Other benefits	$131,317	$65,658

Non-qualified deferred compensation	$51,223	$51,223

Fair market value of accelerated stock options	$144,960	$144,960

Total	$1,600,620	$898,401

On July 18, 2006, the Company entered into a “double-trigger” change-in-control agreement with Joseph S. Giordano, III, at that time our Corporate Controller and Treasurer. Mr. Giordano has been our Chief Financial Officer and Treasurer since May 2008. See Proposal 1. “Election of Directors – Management and Board Succession”. The agreement, as amended, provides for severance payable upon a Company-initiated termination within one year following, or 120 days prior to, a change-in-control, or a termination initiated by Mr. Giordano with good reason (defined as a reduction in Mr. Giordano’s compensation or a material change in Mr. Giordano’s authority and duty) within six months following a change-in-control. Change-in-control includes acquisition of 30% or more of the Company’s voting securities, or stockholder approval of a merger resulting in a change in voting control of more than 50% of the voting power of the Company’s existing securities, or liquidation of the Company. The agreement provides that Mr. Giordano will receive his then effective salary, plus the average bonuses and incentive compensation for the prior three years, for a period of two years if he is involuntarily terminated, or one year if he voluntarily terminates for good reason, subject to certain adjustments, and certain other benefits.

Based on a hypothetical termination date of December 31, 2009, including the price of the Company’s Common Stock on that date, the change-in-control severance benefits for Mr. Giordano would have been as follows:

	Involuntary Termination	Voluntary Termination

Base salary	$420,000	$210,000

Bonus	$173,333	$86,667

Other benefits	$142,553	$71,276

Fair market value of accelerated stock options	$72,480	$72,480

Total	$808,366	$440,423

Acceleration of Stock Options

Pursuant to the 2002 Plan, in the event of a change-in-control (as defined in the 2002 Plan) all unexercisable stock options, including those held by the named executive officers, will become fully exercisable and vested and will remain exercisable and vested for the balance of the term of the stock option regardless of termination of employment, subject to the terms of the 2002 Plan. See “Equity Award and Incentive Plan – Vesting, Forfeitures and Acceleration”. Based on a hypothetical termination date of December 31, 2009 due to a change-in-control, including the price of the Company’s Common Stock on that date, the fair market value of accelerated stock options would have been $144,960 for Leigh J. Abrams, $217,440 for Jason D. Lippert, and $166,704 for Scott T. Mereness.

Termination of Employment

-	Fredric M. Zinn, CEO

 In accordance with the Executive Compensation and Non-Competition Agreement with Fredric M. Zinn, President and Chief Executive Officer, effective January 1, 2009, if on account of physical or mental disability Mr. Zinn does not perform his duties for a continuous period of six months, the Company may, upon 30 days notice, terminate Mr. Zinn’s employment. For the six-month period after termination, Mr. Zinn will continue to receive his base salary, the Profit Bonus and ROIC Bonus proportionately with respect to the period prior to the date of termination, and other benefits in accordance with the Agreement. Additionally, pursuant to the 2002 Plan, all unexercisable stock options will become fully exercisable and vested and will remain exercisable and vested for a period of six months from the date of termination. At December 31, 2009, Mr. Zinn would have received payments of $250,000, benefits in accordance with the Agreement in the approximate amount of $40,000, the fair market value of accelerated stock options would have been $144,960, an ROIC bonus of approximately 20,000 DSUs, his non-qualified deferred compensation balance of $51,223, and the fair market value of his accelerated stock options would have been $144,960.

In the event of Mr. Zinn’s death, Mr. Zinn’s heir or designee will be entitled to the base salary which Mr. Zinn would have received for the period ending six months from the date of death, and the Profit Bonus and ROIC Bonus proportionately with respect to the period prior to the date of termination. Additionally, pursuant to the 2002 Plan, all unexercisable stock options will become fully exercisable and vested and will remain exercisable and vested for a period of one year from the date of termination. At December 31, 2009, Mr. Zinn’s heir or designee would have received payments of $250,000, benefits in accordance with the Agreement in the approximate amount of $40,000, an ROIC bonus of approximately 20,000 DSUs, his non-qualified deferred compensation balance of $51,223, and the fair market value of his accelerated stock options would have been $144,960.

In the event the Company terminates Mr. Zinn’s employment for any other reason, other than “cause”, or the Company relocates its corporate office and Mr. Zinn terminates his employment, Mr. Zinn will receive his base salary for one year from the date of termination, and the Profit Bonus and ROIC Bonus proportionately with respect to the period prior to the date of termination. At December 31, 2009, Mr. Zinn would have received $500,000, an ROIC bonus of approximately 20,000 DSUs, his non-qualified deferred compensation balance of $51,223, and the fair market value of his accelerated stock options would have been $144,960.

-	Jason D. Lippert, CEO of Subsidiaries

In accordance with the Executive Employment and Non-Competition Agreement with Jason D. Lippert, Chairman, President and Chief Executive Officer of Lippert Components and Kinro, if on account of physical or mental disability Mr. Lippert does not perform his duties for a continuous period of six months, Lippert Components may, upon 30 days notice, terminate the Agreement. For the six-month period after termination, Mr. Lippert will continue to receive his base salary, and the total performance bonus proportionately with respect to the period prior to the date of termination, in accordance with the Agreement. Additionally, pursuant to the 2002 Plan, all unexercisable stock options will become fully exercisable and vested and will remain exercisable and vested for a period of six months from the date of termination. At December 31, 2009, Mr. Lippert would have received payments of $350,000, his non-qualified deferred compensation balance of $947,461, and the fair market value of his accelerated stock options would have been $217,440.

In the event of Mr. Lippert’s death during the term of the Agreement, Mr. Lippert’s heir or designee will be entitled to the base salary which Mr. Lippert would have received for the period ending six months from the date of death and the total performance bonus proportionately with respect to the period prior to the date of termination. Additionally, pursuant to the 2002 Plan, all unexercisable stock options will become fully exercisable and vested and will remain exercisable and vested for a period of one year from the date of termination. At December 31, 2009, Mr. Lippert’s heir or designee would have received payment of $350,000, his non-qualified deferred compensation balance of $947,461, and the fair market value of his accelerated stock options would have been $217,440.

In the event the Company terminates Mr. Lippert’s employment for any other reason, other than “cause”, Mr. Lippert will receive his base salary and other benefits for the remainder of the Agreement, and the total performance bonus proportionately with respect to the period prior to the date of termination. At December 31, 2009, Mr. Lippert would have received payments of $1.4 million and benefits in the approximate amount of $130,000, his non-qualified deferred compensation balance of $947,461, and the fair market value of his accelerated stock options would have been $217,440.

-	Scott T. Mereness, COO of Subsidiaries

In accordance with the Executive Employment and Non-Competition Agreement with Scott T. Mereness, Chief Operating Officer of Lippert Components and Kinro, if on account of physical or mental disability Mr. Mereness does not perform his duties for a continuous period of six months, Lippert Components may, upon 30 days notice, terminate the Agreement. For the six-month period after termination, Mr. Mereness will continue to receive his base salary, and the total performance bonus proportionately with respect to the period prior to the date of termination, in accordance with the Agreement. Additionally, pursuant to the 2002 Plan, all unexercisable stock options will become fully exercisable and vested and will remain exercisable and vested for a period of six months from the date of termination. At December 31, 2009, Mr. Mereness would have received payments of $210,000, his non-qualified deferred compensation balance of $10,785, and the fair market value of his accelerated stock options would have been $166,704.

In the event of Mr. Mereness’ death during the term of the Agreement, Mr. Mereness’ heir or designee will be entitled to the base salary which Mr. Mereness would have received for the period ending six months from the date of death and the total performance bonus proportionately with respect to the period prior to the date of termination. Additionally, pursuant to the 2002 Plan, all unexercisable stock options will become fully exercisable and vested and will remain exercisable and vested for a period of one year from the date of termination. At December 31, 2009, Mr. Mereness’ heir or designee would have received payment of $210,000, his non-qualified deferred compensation balance of $10,785, and the fair market value of his accelerated stock options would have been $166,704.

In the event the Company terminates Mr. Mereness’ employment for any other reason, other than “cause”, Mr. Mereness will receive his base salary and other benefits for the remainder of the Agreement, and the total performance bonus proportionately with respect to the period prior to the date of termination. At December 31, 2009, Mr. Lippert would have received payments of $840,000 and benefits in the approximate amount of $80,000, his non-qualified deferred compensation balance of $10,785, and the fair market value of his accelerated stock options would have been $166,704.

-	Leigh J. Abrams, Chairman of the Board

In accordance with the Executive Compensation and Benefits Agreement, effective January 1, 2009, with Leigh J. Abrams, formerly Chief Executive Officer and now Chairman of the Board, assuming Mr. Abrams’ death or disability, or termination of the Agreement, as of December 31, 2009, Mr. Abrams, or his heir or designee, would continue to receive base salary and benefits until the term of the Agreement expires, to the extent of $958,957. See “Compensation Discussion and Analysis – Post-Retirement Benefits”. Additionally, pursuant to the 2002 Plan, all unexercisable stock options will become fully exercisable and vested and will remain exercisable and vested for a period of six months from the date of termination in the case of disability and one year in the case of death. At December 31, 2009, the fair market value of accelerated stock options would have been $166,704 for Mr. Abrams.

-  Joseph S. Giordano III, CFO

In accordance with the Severance Agreement with Joseph S. Giordano III, Chief Financial Officer, effective January 1, 2009, in the event the Company terminates Mr. Giordano’s employment without “cause”, Mr. Giordano will receive an amount equal to the greater of the annual salary paid to Mr. Giordano as of January 1, 2009 or as of the date of termination of employment, payable for the twelve-month period commencing the month following the month of termination, and the same benefits and perquisites provided to Mr. Giordano as of the first day of the year in which termination occurs, excluding stock options. At December 31, 2009, Mr. Giordano would have received payments of $210,000 and benefits in the approximate amount of $80,000.

In the event of Mr. Giordano’s death prior to December 31, 2011, Mr. Giordano’s heir or designee will be entitled to the salary and benefits which Mr. Giordano would have been entitled to receive for a period of six months from the date of death. At December 31, 2009, Mr. Giordano’s heir or designee would have received payments of $105,000 and benefits in the approximate amount of $40,000. Additionally, pursuant to the 2002 Plan, all unexercisable stock options, will become fully exercisable and vested and will remain exercisable and vested for a period of six months from the date of termination in the case of disability and one year in the case of death. At December 31, 2009, the fair market value of accelerated stock options would have been $72,480 for Mr. Giordano.

DIRECTOR COMPENSATION

The following table summarizes compensation paid to non-employee directors during 2009:

(a)	(b)		(c)	(d)		(e)
Name	Fees Earned or Paid in Cash		Option Awards(2)	All Other Compensation		Total

Edward W. Rose, III	$78,775	(1)	$77,274	$30,000	(3)	$186,049

James F. Gero	$89,125	(1)	$77,274	$-		$166,399

Fredrick B. Hegi, Jr.	$85,100	(1)	$77,274	$-		$162,374

David A. Reed	$89,500		$77,274	$-		$166,774

John B. Lowe, Jr.	$76,475	(1)	$77,274	$-		$153,749

	$418,975		$386,370	$30,000		$835,345

(1)
Represents the value, as of the date earned, of DSUs issued in lieu of cash compensation in payment of directors’ fees. To encourage our directors’ long-term ownership of the Common Stock of the Company, the 2002 Plan provides that non-employee directors may elect to accept DSUs in lieu of cash compensation in payment of directors’ fees. The number of DSUs, credited at the fair market value of the stock on the date earned, is equivalent to 115% of the earned fee. The DSUs are distributed in the form of shares of Common Stock of the Company at the end of the deferral period selected by the director, subject to earlier distribution upon death, disability, or certain changes of control of the Company. Until shares representing the deferred stock are distributed, the director does not have any rights of a stockholder of the Company with respect to such shares, other than to receive dividends in DSUs if dividends are issued to stockholders. There were an aggregate of 73,544 DSUs outstanding for directors at December 31, 2009.

(2)
Non-employee directors are granted options to purchase the Company’s Common Stock each year at an exercise price equivalent to the closing market price of the Common Stock on the day before the grant. Amounts shown do not reflect compensation actually received. Such amounts reflect the aggregate fair value of stock options granted during the year. See Note 1 to the Consolidated Financial Statements included in our applicable Annual Reports on Form 10-K for the assumptions used in determining the fair value of each option award based on the Black-Scholes option-pricing model.

(3)	Supplemental restricted bonus. See “Compensation Discussion and Analysis – Other Compensation Programs – Supplemental Restricted Bonus”.

Leigh J. Abrams, Chairman of the Board, and CEO of the Company from 1984 until December 31, 2008, did not receive fees for serving as a director in 2009.

Discussion of Director Compensation

Directors who are employees of the Company do not receive additional fees or other compensation for serving as directors. The following table sets forth the rate of compensation paid to non-employee directors during 2009:

Compensation	Board or Committee Chairperson(1)	Other Directors(1)

Director Annual Retainer	$56,500	$32,500

Director Fee Per Board Meeting	$2,500	$1,500

Audit Committee Annual Retainer	$15,000	$-

Audit Committee Fee Per Meeting	$3,000	$2,500

Compensation Committee Annual Retainer	$5,000	$-

Compensation Committee Fee Per Meeting	$2,000	$1,500

Corporate Governance and Nominating Committee Annual Retainer	$5,000	$-

Corporate Governance and Nominating Committee Fee Per Meeting	$2,000	$1,500

(1)	The annual retainer and meeting fees for all Directors in 2009 was unchanged from 2008, and will remain unchanged for 2010.

Compensation Committee Interlocks and Insider Participation

No executive officer of the Company serves on the Compensation Committee and there are no “interlocks”, as defined by the SEC.

TRANSACTIONS WITH RELATED PERSONS

The Company currently has approximately 3,000 employees and seeks to employ the most qualified candidates. Consequently, the Company does not preclude the hiring of family members of incumbent directors and executive officers. The compensation of each of the following employees was established in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.

During 2009, the Company employed at Lippert Components Jason D. Lippert, as Chairman, President and Chief Executive Officer, who received total salary and incentive compensation of $944,569 (see “Compensation Discussion and Analysis” and Summary Compensation Table), and Jarod Lippert, as Information Systems Project Specialist, who received salary and bonus of $80,736. Jason D. Lippert and Jarod Lippert, brothers, and have been employed by Lippert Components in excess of sixteen and eight years, respectively.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s written Guidelines for Business Conduct, applicable to all directors, officers and management-level employees, provides that any interests or activities of a director, officer or applicable employee that could, or could appear to, create a conflict of interest must be disclosed by a director or officer of the Company to the Chief Executive Officer of the Company, or by an officer of any of our subsidiaries to the chief executive officer of the subsidiary with which the person is employed. If the chief executive officer of the subsidiary determines that a waiver of the conflict of interest may be appropriate, a written waiver must be obtained from the Chief Executive Officer of the Company upon approval of our Audit Committee. If the Chief Executive Officer of the Company determines that a waiver may be appropriate for a director or officer of the Company, he must obtain approval of the Audit Committee. A conflict of interest exists if the director, officer or applicable employee has any interests or activities outside the Company that he or she could benefit from to the detriment of the Company, or that could, or could appear to, influence his or her actions on behalf of the Company.

Indemnification

Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney’s fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

The Company’s Restated Certificate of Incorporation provides that the Company may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. Accordingly, no director of the Company is liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company has Indemnification Agreements with each of its directors and executive officers (and the executive officers of its subsidiaries, Kinro and Lippert Components). The agreements incorporate into contract the Company’s existing obligations for indemnification and advancement of indemnifiable expenses which currently are included in the Company’s Restated Certificate of Incorporation and Amended By-laws, and as provided by Section 145 of the Delaware General Corporation Law. Management believes that it is in the best interests of the Company to make service to the Company more attractive to existing and prospective directors and executive officers by virtue of the security afforded by contract.

Proposal 2. REAPPROVAL OF PERFORMANCE CRITERIA UNDER 2002 EQUITY AWARD AND INCENTIVE PLAN

 The Board of Directors and its Compensation Committee are requesting stockholders to reapprove the material terms of the performance criteria that apply to incentive awards under the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (as amended, the “2002 Plan”). The Company’s stockholders originally approved the 2002 Plan at the April 2002 Annual Meeting of Stockholders. The full text of the 2002 Plan is set forth as Appendix A to this Proxy Statement.

Reapproval of the performance criteria is required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) in order for the Company to preserve its ability to have the benefit of a federal tax deduction for performance-based awards under the 2002 Plan. Section 162(m) of the Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) serving on the last day of the fiscal year. “Performance-based” compensation that meets certain requirements is not counted against the $1 million maximum deductibility, and therefore remains fully deductible, by the Company.

In accordance with Section 162(m), the Company is seeking stockholder reapproval of the performance criteria that apply to awards under the 2002 Plan in order to meet a key requirement for certain awards made by the Company to qualify as “performance-based” under Section 162(m). If stockholders fail to approve the proposal, the Company will still be able to make awards under the 2002 Plan, but some awards paid to our senior executives would not be deductible, resulting in an additional cost to the Company.

You are NOT being asked to approve any amendment to the 2002 Plan.

Performance Criteria under the 2002 Plan

The 2002 Plan provides that the Compensation Committee has the authority to select award recipients, determine the type, size and other terms and conditions of the award, and make all other decisions and determinations as may be required under the terms of the 2002 Plan or as the Compensation Committee may deem necessary or advisable for the administration of the 2002 Plan.

The Compensation Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or settleable under the 2002 Plan, or as a condition to accelerating the timing of such events. If so determined by the Compensation Committee, to avoid the limitations on deductibility under Code Section 162(m), the business criteria used by the Committee in establishing performance goals applicable to performance awards will be selected from among the following: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating profit, operating margin or gross margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits,  supervision of litigation and information technology, and goals relating to acquisitions or divestitures. The Compensation Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of awards under the 2002 Plan. The Compensation Committee may set the levels of performance required in connection with performance awards as fixed amounts,  goals relative to performance in prior periods, goals compared to the performance of one or more comparable companies or an index covering multiple companies, goals relating to acquisitions, or in any other way the Compensation Committee may determine.

The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required to ratify the reapproval of performance criteria under the 2002 Plan.

Management recommends that you vote FOR reapproval of the performance criteria under the 2002 Plan.

Proposal 3. APPOINTMENT OF AUDITORS

It is proposed that the stockholders ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the purpose of auditing and reporting upon the consolidated financial statements and internal control over financial reporting of the Company for the year ending December 31, 2010. KPMG LLP is a registered public accounting firm. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on May 19, 2010 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the Annual Meeting is required to ratify the appointment of KPMG LLP.

Management recommends that you vote FOR ratification of the appointment of KPMG LLP as independent auditors for the year ending December 31, 2010.

Fees for Independent Auditors

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2009 and 2008:

	2009	2008
Audit Fees:
Consists of fees billed for professional services rendered for the annual audit of the Company’s financial statements and for the reviews of the interim financial statements included in the Company’s Quarterly Reports	$961,000	$1,160,000

Audit-Related Fees:
Consists primarily of fees billed for assistance with regulatory filings and other audit related services and filings	$28,000	$28,000

Tax Fees:
Consists of fees billed for tax planning and compliance, assistance with the preparation of tax returns, tax services rendered in connection with acquisitions made by the Company and advice on other tax related matters	$14,500	$-

All Other Fees:
Other Services	$-	$-
Total All Fees	$1,003,500	$1,188,000

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

In making its recommendation to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010, the Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the meeting is that set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the form of Proxy solicited from holders of the Common Stock to vote the Proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

All proposals which stockholders of the Company desire to have presented at the Annual Meeting of Stockholders to be held in May 2011 must be received by the Company at its principal executive offices on or before December 31, 2010.

By Order of the Board of Directors

LEIGH J. ABRAMS

Chairman of the Board of Directors

April 6, 2010

Appendix A

DREW INDUSTRIES INCORPORATED

2002 Equity Award and Incentive Plan

(As Amended and Restated Effective December 1, 2008)

Appendix A

Appendix A

DREW INDUSTRIES INCORPORATED 2002 Equity Award and Incentive Plan,
As Amended and Restated Effective December 1, 2008

1.    Purpose.  The purpose of this 2002 Equity Award and Incentive Plan (the “Plan”) is to aid Drew Industries Incorporated, a Delaware corporation (the “Corporation”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other persons who provide substantial services to the Corporation or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Corporation goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders.  The Plan authorizes stock-based and cash-based incentives for Participants.

2.    Definitions.  In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)    “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b)    “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c)    “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(d)    “Board” means the Corporation’s Board of Directors.

(e)    “Change in Control” and related terms have the meanings specified in Section 9.

(f)     “Code” means the Internal Revenue Code of 1986, as amended.  References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g)    “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Corporation or any subsidiary or affiliate.  In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee.  The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

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Appendix A

(h)   “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(i)     “Deferred Stock” means a right, granted to a Participant under Section 6(f), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(j)     “Effective Date” means the effective date specified in Section 10(q).

(k)    “Eligible Person” has the meaning specified in Section 5.

(l)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.  References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(m)    “Fair Market Value” of the Stock shall be determined in good faith by the Committee in accordance with the provisions of Treasury Department regulations 1.409A-1(b)(5)(iv)(A) and can be based upon the last sale before or first sale after the date of determination, the closing price on the trading day before or the trading day after the determination date, the arithmetic mean of the high and low prices on the trading date  of determination, or any other reasonable method using actual transactions of the Stock as reported for composite transactions in the New York Stock Exchange.

(n)    “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto and qualifying thereunder.

(o)    “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(p)    “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(q)    “Performance Award” means a right, granted to a Participant under Sections 6(g) and 7, to receive Awards or payments based upon performance criteria specified by the Committee.

(r)    “Preexisting Plan” means the Drew Industries Incorporated Stock Option Plan Amended and Restated June 1, 1999.

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Appendix A

(s)    “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(t)    “Restricted Stock” means Stock granted to a Participant under Section 6(e) that is subject to certain restrictions and to a risk of forfeiture.

(u)    “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(v)    “Stock” means the Corporation’s Common Stock, par value $.01 per share, and any other equity securities of the Corporation that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(w)    “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.    Administration.

(a)    Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders.  The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).  The foregoing notwithstanding, the Committee shall not have authority to accelerate or otherwise provide for the times at which any Award is paid or delivered if any Award is subject to Section 409A of the Code in a manner that would result in the imposition upon any Participant of an additional tax under Section 409A of the Code, and provided further, in the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, a Participant is deemed to be a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries in respect of any Award subject to Section 409A of the Code shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service (other than by death) from the Corporation and all subsidiaries, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder.  The Committee, to minimize or avoid any sanction or damages to a Participant or Beneficiary, or to any other person resulting from a violation of Code Section 409A under the Plan, may undertake correction of any violation or participate in any available correction program, as described in Notice 2008-113 or other Treasury or IRS guidance.

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(b)    Manner of Exercise of Committee Authority.  At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation may be taken either by such a subcommittee or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Corporation or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

(c)    Limitation of Liability.  The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Corporation or a subsidiary or affiliate, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Corporation or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4.    Stock Subject to Plan.

(a)    Overall Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 3,700,000 (after giving effect to the 2-for-1 stock dividend of September 2005), plus (ii) the number of shares that remain available for issuance under the Preexisting Plan after all awards thereunder have been settled, plus (iii) the number of shares subject to awards under the Preexisting Plan that become available in accordance with Section 4(b) after the Effective Date; provided, however, (A) that the total number of shares with respect to which ISOs may be granted shall not exceed the number specified under clause (i) above, and (B) no more than 1,000,000 shares (after giving effect to the 2-for-1 stock dividend of September 2005) may be awarded under this Plan for awards other than Options and/or SARs. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

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(b)    Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.  Shares subject to an Award or an award under the Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant will again be available for Awards, and shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Corporation or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Corporation’s assumption of the plan or arrangement of the acquired company or business.  This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

(c)    Repricings.  Unless otherwise approved or ratified by holders of a majority of the Corporation’s outstanding shares of Stock, no shares authorized under this Plan shall be used for any award that could be characterized as a “repricing” of outstanding options.

5.    Eligibility; Per-Person Award Limitations.  Awards may be granted under the Plan only to Eligible Persons.  For purposes of the Plan, an “Eligible Person” means an employee of the Corporation or any subsidiary or affiliate, including any executive officer, a non-employee director of the Corporation, a consultant or other person who provides substantial services to the Corporation or a subsidiary or affiliate, and any person who has been offered employment by the Corporation or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Corporation or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary or affiliate for purposes of eligibility for participation in the Plan.  In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), or 6(g) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection).  A Participant’s Annual Limit, in any calendar year during any part of which the Participant is then eligible under the Plan, shall equal 50,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c).  In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $1,200,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

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6.    Specific Terms of Awards.

(a)    General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan.  The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)    Options.  The Committee is authorized to grant Options to Eligible Persons on the following terms and conditions:

(i)    Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii)    Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, (provided that no term of any ISO or SAR in tandem therewith will exceed ten years from the grant date), the circumstances under which on Option may be exercised, the methods by which such exercise price may be paid, the form of such payment (subject to Section 10(k)), (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered in satisfaction of Options to Participants.

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(iii)    ISOs.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(c)    Stock Appreciation Rights.  The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)    Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price) over (B) the grant price of the SAR as determined by the Committee.

(ii)    Other Terms.  The Committee shall determine at the date of grant or thereafter the time or times at which and the circumstances under which an SAR may be exercised, the method of exercise and settlement, form of consideration payable in settlement, forms in which Stock will be delivered to Participants, and whether or not an SAR shall be free-standing or in tandem or combination with another Award.  Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.

(d)    Bonus Stock and Awards in Lieu of Obligations.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Corporation or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(e)    Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)    Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and any other restrictions the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter; provided, however, that, subject to Section 9, Restricted Stock shall not be transferable prior to the first anniversary of the grant thereof.  Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)    Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

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(iii)    Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(f)    Deferred Stock.  The Committee is authorized to grant Deferred Stock to Eligible Persons, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)    Award and Restrictions.  Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee or, if permitted by the Committee, as elected by the Participant.  If Participant is permitted to elect a deferral period for an Award of Deferred Stock, the Participant shall submit an irrevocable deferral election (in a form provided by the Committee) no later than December 31 of the year prior to the year in which the Award of Deferred Stock is earned.  The deferral election will specify (A) permissible payment events as some or all of the following affecting the Participant (i) separation from service; (ii) death; (iii) disability, a specified time or pursuant to a fixed schedule; (iv) Change in Control or (v) unforeseeable emergency, (B) the date on which payment shall be made or begin and (C) the form of payment (i.e., in a lump-sum or installments).  All deferrals hereunder shall be accomplished in a manner consistent with the requirements of Section 409A of the Code and the regulations promulgated thereunder.  In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 10(k)), as determined by the Committee at the date of grant or thereafter.  The foregoing notwithstanding, in the event that it is reasonably determined by the Committee that the Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code, payments or deliveries of Stock or other Awards in satisfaction of Deferred Stock subject to Section 409A of the Code shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service (other than by death or disability) from the Corporation and all subsidiaries, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder.

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(ii)    Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(g)    Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.    Performance Awards, Including Annual Incentive Awards.

(a)    Performance Awards Generally.  The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7.  Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) that may be earned upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)    Performance Awards Granted to Covered Employees.  If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 7(b).

(i)    Performance Goal Generally.  The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b).  The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of one or more performance goals.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

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(ii)    Business Criteria.  One or more of the following business criteria for the Corporation, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Corporation shall be used by the Committee in establishing performance goals for such Performance Awards: (1) growth in revenues or assets; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit; (8) operating profit, operating margin or gross margin; (9) stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives such as market penetration, geographic business expansion goals, cost targets, customer or employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures. The targeted level of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)    Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of at least 12 consecutive months in which the Participant performs services, as specified by the Committee.  A performance goal shall be established in writing, not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed, provided that the outcome must be substantially uncertain at the time that the Committee establishes the performance goals.  Notwithstanding anything herein to the contrary, a performance period may be for a period of less than 12 consecutive months (a “Short Performance Period”) provided that the payment or settlement of a Performance Award which relates to a Short Performance Period shall (i) be made within the 2 ½ months following the end of the taxable year of the Corporation which contains the last month of the Short Performance Period and (ii) constitute a “short term deferral” within the meaning of Regulation 1.409A-1(b)(4) under Code Section 409A.

(iv)    Settlement of Performance Awards; Other Terms.  Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b).  Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

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(c)    Annual Incentive Awards Granted to Designated Covered Employees.  The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee.  Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(c).

(i)    Grant of Annual Incentive Awards.  Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period.  The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii)    Payout of Annual Incentive Awards.  After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount.  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)    Written Determinations.  Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m).  Specifically, the Committee shall certify in writing, in a manner conforming to applicable, regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

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8.    Certain Provisions Applicable to Awards.

(a)    Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award document, payments to be made by the Corporation or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, and may be made in a single payment, in installments, or on a deferred basis.  The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 10(k)).  Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(b)    Exemptions from Section 16(b) Liability.  With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Corporation, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent that compliance with any Plan provision applicable solely to such Participants is not required in order to bring a transaction by such Participants into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee.  To the extent any provision of the Plan or action by the Committee involving such Participants is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Participants, to the extent permitted by law and deemed advisable by the Committee.

9.    Change in Control.

(a)    Effect of “Change in Control” on Non-Performance Based Awards.  In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been  satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i)    All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 10(a);

(ii)    Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Corporation or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 10(a); and

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(iii)    The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(b)    Effect of “Change in Control” on Performance-Based Awards.  In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions will be deemed to be met if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c)    Definition of “Change in Control.”  A “Change in Control” means, a change (i) in the ownership of the Corporation (which shall occur when a “person” or “group” [as determined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934], except any majority-owned subsidiary of the Corporation or any employee benefit plan of the Corporation or any trust thereunder, acquires more than 50% of the voting power or fair market value of the Stock of the Corporation); (ii) in the effective control of the Corporation (which shall result from the acquisition, or acquisition during the 12-month period ending on the date of the latest acquisition, by one or more persons acting as a group of 30% or more of the total voting power of the Stock of the Corporation or replacement of a majority of the directors of the Corporation during any 12-month period by directors not endorsed by a majority of the board of directors of the Corporation before appointment or election); or (iii) in the ownership of a substantial portion of the assets of the Corporation (which shall result from the acquisition, or acquisition during a 12-month period ending on the date of the latest acquisition, by one or more persons [other than related persons described in Treasury Regulation § 1.409A-3(i)(5)(vii)(B)] acting as a group of all or substantially all of the assets of the Corporation), each within the meaning of Treasury Regulation § 1.409A-3(i)(5).

An event constituting a Change of Control must be objectively determinable and any certification thereof by the Committee may not be subject to the discretion of the Committee.

(d)    Definition of “Change in Control Price.”  The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and Fair Market Value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all the assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

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10.    General Provisions.

(a)    Compliance with Legal and Other Requirements.  The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)    Limits on Transferability; Beneficiaries.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the SEC). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)    Adjustments.  In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock (including without limitation whether such stock is’ restricted) subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 10(k)). In addition, the Committee is authorized to make adjustments in the terms, conditions and criteria included in any Awards in recognition of unusual or nonrecurring events affecting the Corporation or for any other reason deemed relevant by the Committee acting in good faith; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

14

Appendix A

(d)    Tax Provisions.

(i)    Withholding.  The Corporation and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to any employee Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and employee Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an employee Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.  Other provisions of the Plan notwithstanding, only the minimum amount of Stock or cash deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld.

(ii)    Requirement of Notification of Code Section 83(b) Election.  If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States, such Participant shall notify the Corporation of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)    Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b).  If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Corporation of such disposition within ten days thereof.

15

Appendix A

(e)    Changes to the Plan. The Board may suspend, terminate or amend the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants; provided, however, that no such action, except with the consent of stockholders, may (a) increase the maximum number of shares of Stock covered by the Plan or change the class of employees who are Eligible Persons; (b) reduce the exercise price for any stock options below the fair market value of the Common Stock on the date of the grant of such option; (c) extend beyond 10 years from the date of the grant the period within which any Award may be exercised; (d) extend the period during which Awards may be granted; or (e) increase the Annual Limit; provided, further, however, that any amendment to the Plan shall be submitted to the Corporation’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted.

The Board may amend the Plan at any time to comply with Section 409A of the Code regulations promulgated thereunder and other Treasury or IRS guidance regarding or affecting Code Section 409A, provided that such amendment will not result in taxation to any Participant under Code Section 409A.

(f)    Right of Setoff.  The Corporation or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Corporation or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Corporation, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g)    Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)    Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

16

Appendix A

(i)    Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Compliance with Code Section 162(m).  It is the intent of the Corporation that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year.  If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)    Certain Limitations Relating to Accounting Treatment of Awards.  Other provisions of the Plan notwithstanding, the Committee’s authority under the Plan is limited to the extent necessary to ensure that any Option or other Award of a type that the Committee has intended to be subject to fixed accounting with a measurement date at the date of grant or the date performance conditions are satisfied under APB 25 shall not become subject to “variable” accounting solely due to the existence of such authority, unless the Committee specifically determines that the Award shall remain outstanding despite such “variable” accounting.

(l)    Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)    Awards to Participants Outside the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

17

Appendix A

(n)    Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary or affiliate, (ii) interfering in any way with the right of the Corporation or a subsidiary or affiliate to -terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Corporation and the Participant any rights or remedies thereunder.

(o)    Severability; Entire Agreement.  If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p)    Awards Under Preexisting Plan.  Upon approval of the Plan by stockholders of the Corporation as required under Section 10(q) hereof, no further awards shall be granted under the Preexisting Plan.

(q)    Plan Effective Date and Termination.  The Plan shall become effective if, and at such time as, the stockholders of the Corporation have approved it by the affirmative votes of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders.  Unless earlier terminated by action’ of the Board, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Corporation has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

18

DREW INDUSTRIES INCORPORATED
200 MAMARONEK AVENUE
WHITE PLAINS, NY 10801

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. Election of Directors
Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Edward W. Rose, III 02 Leigh J. Abrams 03 Fredric M. Zinn 04 James F. Gero 05 Frederick B. Hegi, Jr.
06 David A. Reed 07 John B. Lowe, Jr. 08 Jason D. Lippert

The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain
2	To reapprove performance criteria under the 2002 Equity Award and Incentive Plan;	☐	☐	☐
3	To ratify the selection of KPMG LLP as independent auditors for the Company for the year ending December 31, 2010; and	☐	☐	☐
4	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.	☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If this proxy is executed by the undersigned Stockholder(s), but no direction is made, this proxy will be voted FOR items 1,2 and 3. If any other matters properly come before the meeting, the person named on this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000061108_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

DREW INDUSTRIES INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MAY 19, 2010

The stockholder(s) hereby appoint(s) Fredric M. Zinn and Joseph S. Giordano III, or either of them, as proxies, each with the power to appoint his substitue, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Drew Industries Incorporated that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M., Central Time on May 19, 2010, at the Renaissance Dallas Hotel, 2222 Stemmons Freeway, Dallas, Texas 75207 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF THIS PROXY IS PROPERLY EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

0000061108_2 R2.09.05.010

Continued and to be signed on reverse side